Exhibit 4.4(a)

Vitol Shipping Singapore Pte. Ltd.

and

Grindrod Shipping Pte. Ltd.

Shareholders’ Agreement

In respect of

Leopard Tankers Pte. Ltd.

Execution Version

Contents

1	Definitions	1
2	Formation of the Company and the Owners	7
3	Completion	8
4	New Financing	9
5	Funding Arrangements	9
6	Vessel Arrangements	11
7	Banking and Accounting Arrangements	13
8	Board and Shareholders’ Meetings	13
9	Dividend Policy	15
10	Deadlock	15
11	Default	16
12	Total Loss of a Vessel/Rescission of Shipbuilding Contract Prior to Delivery	18
13	Total Loss of a Vessel following Delivery	19
14	Sale and Purchase of Vessels	19
15	Termination	20
16	Transfer of Shares/Vessels	22
17	Parties Duties to Each Other	23
19	Confidentiality	23
20	Representations and Warranties	24
21	Waiver	24
22	Costs	24
23	Anti-Bribery and Anti-Corruption	24
24	Assignment	25
25	Third Party Rights	25
26	Severability	25
27	Entire Agreement	25
28	Supremacy of Agreement	25
29	Notices, etc.	25
30	No Partnership	26
31	Variation and Counterparts	26
32	Consequential Loss	26
33	The Company as Party	27
34	Governing Law and Jurisdiction	27
Schedule 1 :	Reserved Matters	28
Schedule 2 :	The Company and the Owners	30
Schedule 3 :	Form of Shareholder Loan Agreement	31

i

ii

This Shareholders’ Agreement

Dated  2 April 2012

Between

(1)                                 Vitol Shipping Singapore Pte. Ltd., a company incorporated in Singapore with its registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855 (Vitol);

(2)                                 Grindrod Shipping Pte. Ltd., a company incorporated in Singapore with its registered office at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (Grindrod),

(together, the Parties and each a Party),

and

(3)                                 Leopard Tankers Pte. Ltd., a company incorporated in Singapore with its registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855 (the Company).

Background

(A)                               The Parties have agreed to jointly own the Company on a 50:50 basis whereby the Company will be the holding company for the Group and shall own all of the issued shares of the Owners.

(B)                               The Parties are desirous of pooling their respective expertise and certain of their resources together for the purpose of optimizing the financial results of the Group through the construction, purchase and operation of the Vessels. The purpose of this Agreement is therefore to set out the terms and conditions on and subject to which the Group is to be operated as a joint venture and the manner in which the affairs of the Group are to be regulated.

It is agreed as follows:

1                                         Definitions

1.1                               In this Agreement, including the schedules and the recitals:

A Directors means a director or directors appointed by Vitol;

Absolute Majority means, in relation to a Reserved Matter, a decision taken by unanimous vote of the Directors of a Group Company and/or (as may be required) its shareholders;

Actual Contract Price means, in relation to each Vessel, the total price payable for that Vessel under the relevant Shipbuilding Contract (as the same may be adjusted pursuant to that Shipbuilding Contract);

Additional Funding Contribution shall have the meaning given to it in Clause 5.3;

Agency Letter means the letter from Elandra to Vitol and Grindrod in respect of matters pending the occurrence of the effective date under each of the Novation Agreements in the form attached to this Agreement at Schedule 11;

Approved Alternative Technical Managers means (i) MTM, (ii) Unicom, (ii) Northern Offshore, (iv) V Ships and (v) Novoship;

Approved Brokers means (i) Clarksons, (ii) Galbraiths, (iii) ACM Shipping Limited, (iv) Arrow S&P, each Party to obtain a valuation from one of the said brokers, and if their valuations of a Vessel differ by more than five per cent (5%), a valuation will also be sought from RS Platou;

Approved Commercial Manager means Mansel, or such other commercial shipmanagement company (the identity of whom shall be approved in writing by the Parties) appointed or to be appointed by each Owner as commercial manager of its Vessel on the terms of Schedule 5 to this Agreement or as may otherwise be agreed by the Parties, the Approved Commercial Manager and each relevant Owner;

Approved Finance means any financing or refinancing of the Vessels approved by the Parties in accordance with this Agreement that may be in place from time to time;

Approved Finance Documents means the documents executed or to be executed pursuant to the Approved Finance;

Articles means the Memorandum and Articles of Association (or equivalent constitutional documents) of each Group Company;

B Directors means a director or directors appointed by Grindrod;

Base Charter Rate means the rate of US$15,000 per day as the hire payable by Mansel under each of the Mansel Time Charters (including for any option periods);

Board means the board of directors of a Group Company as the context may require;

Builder means SPP Shipbuilding Co., Ltd., a company organised and existing under the laws of the Republic of Korea having its principal office at 1988, Chojeon-ri, Sanam-myeon, Sacheon-si, Gyeongsangnam-do, Korea;

Business Day means a day (other than a Saturday or Sunday) on which banks are open for business in London, New York, Singapore and Johannesburg;

Company means the company identified in Schedule 2 as the Company and which is to be operated in accordance with the terms of this Agreement;

Completion means completion of the matters set out in Clause 3.1 and date of Completion shall be the date on which all of the matters set out in Clause 3.1 have been completed;

Communication shall have the meaning given to it in Clause 29.1;

Consensual Resolution Period shall have the meaning given to it in Clause 10.3;

Construction Supervisor means, in relation to the Vessels, Lima Shipping Ltd., or such other person (the identity of whom shall be approved in writing by the Parties) as may be nominated by each Owner as construction supervisor of each Vessel during the course of construction under the Shipbuilding Contracts;

Contract Instalment means any of the instalments of the Actual Contract Price payable by each Owner under its respective Shipbuilding Contract (including the delivery instalment);

Deadlock Notice shall have the meaning given to it in Clause 10.2;

Delivery means the delivery to and acceptance by an Owner of its Vessel under the relevant Shipbuilding Contract;

Delivery Date means, in relation to a Vessel, the date of that Vessel’s Delivery;

Directors means, together, the A Directors and the B Directors;

Elandra means Elandra Holdings Ltd., a company incorporated in the British Virgin Islands, with its registered office at TMF Place, Road Town, British Virgin Islands UG1110;

Grindrod Group means any of Grindrod Limited, Grindrod Shipping Limited, Grindrod Shipping Pte. Ltd. and any subsidiaries or affiliates of the aforementioned companies;

Group means the Company and each Owner and Group Company means any of them;

Intended Technical Manager means, subject to Clauses 6.2 and 6.3, Grindrod Shipping (South Africa) Pty Limited, or such other technical shipmanagement company (being one of the Approved Alternative Technical Managers) appointed or to be appointed by each Owner as technical managers of its Vessel on the terms of Schedule 6 to this Agreement or as may otherwise be agreed by the Parties, the Intended Technical Manager and each relevant Owner;

Lender means, in relation to any Approved Finance, the lender or lenders providing such Approved Finance;

Mansel means Mansel Ltd., a company incorporated in Bermuda, with its registered office at Clarendon House, Church Street West, Hamilton, Bermuda;

Mansel Supervision Agreement means the agreement dated 22 July 2011 entered into between Elandra and the Construction Supervisor for the supervision of ten (10) newbuilding product tankers;

Mansel Time Charters means the time charters in respect of each of Vessel A and Vessel C, (or otherwise the first and third Vessels in order of Delivery) to be entered into between each relevant Owner and Mansel as charterer for a period of three (3) years plus options for one (1) year and one (1) year (in each case in Mansel’s option following confirmation from the relevant Owner that it does not intend to sell the relevant Vessel during the following option year) from Delivery at the Base Charter Rate (including for any option periods) and otherwise on the basis of the Shelltime 4 form of charterparty on Mansel’s standard form with such amendments as agreed between the Parties, Mansel and the relevant Owners, in the form attached to this Agreement at Schedule 4;

Minimum Market Value shall have the meaning given to it in Clause 15.2;

Novation Agreements means, together, Novation Agreement A, Novation Agreement B, Novation Agreement C and Novation Agreement D and Novation Agreement means any of them;

Novation Agreement A means the novation agreement to be entered into between Elandra, the Builder and Owner A, in accordance with which Elandra novated all of its rights and obligations under Shipbuilding Contract A to Owner A;

Novation Agreement B means the novation agreement to be entered into between Elandra, the Builder and Owner B, in accordance with which Elandra novated all of its rights and obligations under Shipbuilding Contract B to Owner B;

Novation Agreement C means the novation agreement to be entered into between Elandra, the Builder and Owner C, in accordance with which Elandra novated all of its rights and obligations under Shipbuilding Contract C to Owner C;

Novation Agreement D means the novation agreement to be entered into between Elandra, the Builder and Owner D, in accordance with which Elandra novated all of its rights and obligations under Shipbuilding Contract D to Owner D;

Novation Consideration means the amount payable by each Owner to Elandra under each Novation Side Letter being the amounts paid by Elandra up to the date of Completion in respect of (i) Contract instalments paid to the Builder under each Shipbuilding Contract, (ii) amounts paid to the Construction Supervisor in relation to the Vessels, (iii) other expenditure and out of pocket expenses incurred by Elandra or Mansel in respect of the Vessels or the Shipbuilding Contracts as agreed between the Parties, (for the avoidance of doubt, excluding finance costs) which is detailed in Schedule 8 to this Agreement;

Novation Side Letter means the letter from each Owner to Elandra in respect of the Novation Consideration due to Elandra by each Owner in consideration of the novation of Elandra’s rights under each Shipbuilding Contract in favour of each Owner;

Other Grindrod Vessels means those product tankers owned or operated by the Grindrod Group (excluding stainless steel/chemical tankers) which are listed in Schedule 7 to this Agreement and which in accordance with Clause 3.1 (g), from the date of Completion, are to be subject to a commercial shipmanagement agreement with the Approved Commercial Manager on the terms of Schedule 5 to this Agreement;

Owner A means the company identified in Schedule 2 hereto, which entered by way of novation into the Shipbuilding Contract A pursuant to the Novation Agreement A;

Owner B means the company identified in Schedule 2 hereto, which entered by way of novation into the Shipbuilding Contract B pursuant to the Novation Agreement B;

Owner C means the company identified in Schedule 2 hereto, which entered by way of novation into the Shipbuilding Contract C pursuant to the Novation Agreement C;

Owner D means the company identified in Schedule 2 hereto, which shall enter by way of novation into the Shipbuilding Contract D pursuant to the Novation Agreement D;

Owners means together, Owner A, Owner B, Owner C and Owner D and Owner means any of them;

Pool Account means the account in the name of the Approved Commercial Manager which is operated in accordance with the Pooling Agreement;

Pooling Agreement means the agreement between the Approved Commercial Manager and each of the Owners in relation to the pooling of earnings for the Vessels and their distribution, in the form attached to this Agreement at Schedule 10;

Pre-Delivery Contributions shall have the meaning given to it in Clause 5.4;

Proceedings shall have the meaning given to it in Clause 34.1;

Refund Guarantees means, in relation to each Shipbuilding Contract, the refund guarantee to be re-issued by the relevant Refund Guarantor following the date of Completion in favour of the relevant Owner as security for the obligations of the Builder under the relevant Shipbuilding Contract;

Refund Guarantor means (i) Woori Bank in respect of Shipbuilding Contract A and Shipbuilding Contract B, and (ii) Kexim Bank in respect of Shipbuilding Contract C and Shipbuilding Contract D;

Reserved Matters means those matters listed in Schedule 1 hereto;

Shares means the A Shares and the B Shares as further defined in Clause 2.5;

Shares Certificates means the certificates relating to the Shares;

Share Transfer Agreement means the agreement dated of even date herewith between Vitol as seller and Grindrod as buyer in respect of the B Shares;

Shareholder Contributions means any financial contribution made or to be made by the Parties to or on behalf of a Group Company including, but not limited to the Novation Consideration, an Additional Funding Contribution and the Pre-Delivery Contributions and Shareholder Contribution means any of them;

Shareholder Loan means a loan entered in by a Party or the Parties with a Group Company in respect of a Shareholder Contribution in substantially the form attached to this Agreement at Schedule 3;

Shipbuilding Contract A means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement A and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Owner A pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel A;

Shipbuilding Contract B means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement B and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Owner B pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel B;

Shipbuilding Contract C means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement C and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Owner C pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel C;

Shipbuilding Contract D means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement D and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Owner D pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel D;

Shipbuilding Contracts means together, Shipbuilding Contract A, Shipbuilding Contract B, Shipbuilding Contract C and Shipbuilding Contract D and Shipbuilding Contract means any of them;

Simple Majority means, in respect of a matter that is not a Reserved Matter, where more votes are cast for by a Board (or where relevant a committee of the Board) or shareholder resolution than against it;

Supervision Agreement means, in relation to a Vessel, the supervision agreement between the relevant Owner and the Construction Supervisor for the period of construction of the relevant Vessel under the relevant Shipbuilding Contract, in the form attached to this Agreement at Schedule 9;

Termination Notice shall have the meaning given to it in Clause 15.1;

Total Loss means, in respect of any Vessel, an actual or constructive total loss of such Vessel which occurs at any time;

Transaction Documents means (i) the Approved Finance Documents, (ii) the Shipbuilding Contracts and Refund Guarantees, (iii) the Novation Agreements, (iv) any other documents to be executed pursuant hereto or otherwise in connection with the Vessels including, without limitation, the Supervision Agreements, the commercial management agreements with the Approved Commercial Manager and the ship management agreements with the Intended Technical Manager, if and to the extent they apply following the Delivery of a Vessel;

Vessel A means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4081;

Vessel B means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4082;

Vessel C means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4083;

Vessel D means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4084;

Vessels means together, Vessel A, Vessel B, Vessel C and Vessel D and Vessel means any of them;

1.2                               Clause headings are inserted for convenience of reference only and should be ignored in the interpretation of this Agreement.

1.3                               References in this Agreement to Clauses and Schedules are to clauses of and schedules to this Agreement.

1.4                               References to this Agreement are references to this Agreement (including the Schedule(s) to it) as the same may further be amended, supplemented or varied at any time.

1.5                               Words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.6                               References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended or re enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re- enactments (whether with or without modification) and any subordinate legislation made under such provisions.

1.7                               Writing or written includes faxes and email (save for any notice to be given under or in connection with this Agreement in accordance with Clause 29 and any variation of this Agreement made in accordance with Clause 31), and any reference to a document is a reference to the document whether in paper or (save as aforesaid) electronic form.

2                                         Formation of the Company and the Owners

2.1                               It is acknowledged that, prior to Completion, Vitol has caused the formation of each of the Company and the Owners in accordance with the laws of Singapore.

2.2                               The name of the Company and of each Owner is set out in Schedule 2.

2.3                               Subject to the terms of this Agreement, the Parties shall share equally on a 50:50 basis all the costs related to the formation and registration of the Company and each of the Owners and any costs in relation to putting this Agreement into effect.

2.4                               The Company’s Articles are in a standard form for holding companies incorporated in Singapore provided always that such Articles enable the Company to carry out business in the manner contemplated by this Agreement (including, without limitation, the business objectives set out in Clause 2.10 below).

2.5                               The issued capital of the Company consists of two (2) shares of USD1 par value each (the Shares), which on the date of Completion shall be owned as follows:

(a)                                 one (1) Share of USD1 par value has been issued and delivered to Vitol under Share Certificate No. 2; and

(b)                                 one (1) Shares of USD1 par value has been issued and delivered to Grindrod under Share Certificate No. 3.

The Shares under Share Certificate No. 2 shall constitute the A Shares and the Shares under Share Certificate No. 3 shall constitute the B Shares.

2.6                               The A Shares and the B Shares shall rank pari passu in all respects.

2.7                               The financial year of each Group Company is 1 January to 31 December.

2.8                               The business of the Company shall be that of a holding company.

2.9                               The issued capital of each Owner consists of one (1) share of USD1 par value each which, on the date of Completion, shall be owned by the Company.

2.10                        The business of each Owner is the ownership and operation of its respective Vessel and each Owner’s Articles are in a standard form for ship owning companies incorporated in Singapore provided always that such Articles enable each Owner to carry business in the manner contemplated by this Agreement.

2.11                        The Parties agree that following the date of Completion, they shall take all necessary steps to:

2.11.1              increase the issued capital of the Company to 1,000 Shares which shall be issued to the Parties on a 50:50 basis and those additional shares issued to Vitol and Grindrod shall constitute A Shares and B Shares respectively; and

2.11.2              the issued capital of each Owner shall be increased to five hundred (500) shares and shall be issued to the Company.

3                                         Completion

3.1                               The Parties agree that the following matters shall take place on or prior to the date of Completion:

(a)                                 Vitol will transfer the B Shares to Grindrod in accordance with the Share Transfer Agreement and the other completion steps in the Share Transfer Agreement shall take place;

(b)                                 execution of the Novation Agreements by Elandra and each Owner;

(c)                                  the Parties shall pay to Elandra the Novation Consideration due under each Novation Side Letter;

(d)                                 Elandra shall issue the Agency Letter to Vitol and Grindrod;

(e)                                  the Parties shall convene such meetings of the members of each Group Company and their respective Boards to be held as it was necessary to:

(i)                                     appoint two (2) persons nominated by Vitol as A Directors (to the extent such appointments were not made upon the incorporation of such Group Company) and two (2) persons nominated by Grindrod as B Directors thereof;

(ii)                                  appoint the secretary of that Group Company;

(iii)                               appoint auditors of that Group Company;

(iv)                              appoint principal bankers to that Group Company and arrange for the opening of any necessary bank accounts in its name (the requirements of the Approved Finance always being considered);

(v)                                 if necessary, resolve that the financial year of that Group Company shall end on 31 December in each year; and

(vi)                              amend the Articles of any Group Company to the extent necessary to ensure compliance by it with the terms of this Agreement;

(f)                                   each Owner shall enter into a commercial shipmanagement agreement with the Approved Commercial Manager in respect of its Vessel;

(g)                                  the Owners shall jointly enter into a Supervision Agreement on materially the same terms and conditions as per the Mansel Supervision Agreement with the Construction Supervisor in respect of the Vessels; and

(h)                                 the relevant owners or disponent owners of each of the Other Grindrod Vessels shall each enter into a commercial shipmanagement agreement with the Approved Commercial Manager in respect of those Other Grindrod Vessels.

3.2                               Following the date of Completion, Vitol shall use all reasonable endeavours to arrange the following matters:

(a)                                 execution of the Novation Agreements by the Builder; and

(b)                                 issuance of each Refund Guarantee in favour of the relevant Owner.

Pending the occurrence of the effective date under the Novation Agreements and following payment of the Novation Consideration, Vitol shall procure that Elandra acts as agent for each Owner in respect of the relevant Shipbuilding Contract and related Refund Guarantee in accordance with the Agency Letter.

3.3                               Each Party agrees with the other Party that it shall take such steps as lie within its power to procure and ensure that each Group Company performs its respective obligations under the Transaction Documents to which they are respectively a party.

4                                         New Financing

4.1                               Following Completion, the Parties agree to procure, on behalf of the Owners, Approved Finance for the Vessels with a reputable international bank or banks on the best possible terms available at the time and for a transaction of this type, having in mind:

(a)                                 the interest rate being offered;

(b)                                 the fees and other costs which would apply;

(c)                                  the repayment terms;

(d)                                 the target amount of such bank finance to be not less than sixty-five per cent (65%) of the Actual Contract Price of each of the Vessels;

(e)                                  the target amortisation of such bank finance is to be zero over a fifteen year period;

(f)                                   the security on standard terms, namely, an assignment of the relevant Shipbuilding Contract and of any refund guarantee issued pursuant thereto and, upon Delivery, a first priority mortgage over the Vessel and collateral deed of covenants (if applicable) and an assignment of the Vessel’s earnings and insurances;

(g)                                  the need for the terms of the Approved Finance to accommodate the objectives set out in this Agreement;

(h)                                 the inclusion of the Mansel Time Charters as part of the employment structure for the relevant Vessels; and

(i)                                     the applicable market conditions for financing of vessels similar to the Vessels at the time.

4.2                               The Parties agree that, in the event that market conditions result in difficulties obtaining Approved Finance on acceptable terms, they shall work together in good faith to seek a commercial solution on an equal basis to achieve an Approved. Finance on acceptable terms, including, where necessary, entering, on a pari passu basis, into direct time charters for the Vessels not subject to the Mansel Time Charters (at rates to be agreed) and/or the provision of other corporate undertakings.

4.3                               The Parties shall act in good faith with a view to securing the Approved Finance at least one (1) month prior to the earliest Delivery Date of a Vessel having due regard to the principles set out in Clause 4.1.

5                                         Funding Arrangements

5.1                               The Board of each Group Company shall from time to time meet and agree the general financing requirements of that Group Company and shall agree to put into effect appropriate arrangements.

5.2                               On the date of Completion, each Party agrees that it shall pay to Elandra on behalf of each Owner an amount equal to fifty per cent. (50%) of the Novation Consideration due under each Novation Side Letter which shall constitute a Shareholder Contribution. It is agreed that Vitol’s payment of its share of the Novation Consideration shall be deemed paid on behalf of each Owner simultaneously with Grindrod’s payment of its share of the Novation Consideration without requiring Vitol to physically transfer any amounts to Elandra pursuant to a Novation Side Letter. The Parties agree that Grindrod’s portion of the Novation Consideration shall be subject to interest at a rate of five per cent (5%) from 7 March 2012 until its date of receipt by Elandra and the interest shall be payable simultaneously with the payment of the Novation Consideration under each Novation Side Letter.

5.3                               If the Board of the Company resolves that the Parties should provide additional funds to a Group Company, each Party shall pay with the same value date to that Group Company fifty per cent. (50%) of the agreed additional funding requirement (an Additional Funding Contribution).

5.4                               lf, for any reason, Approved Finance is not available for drawdown at the time any Owner is required to pay a Contract Instalment falling due after Completion, and, in any event in respect of the equity portion required to be contributed by the Parties for any Contract Instalment, the Parties shall, at least one (1) Business Day before such amount or amounts falls due for payment, each contribute (by way of shareholder’s loan complying with the requirements of Clause 5.5) to the Company or the relevant Owner fifty per cent. (50%) of that amount and shall procure that the Company or Owner applies the aggregate amount of such contributions in payment of that Contract Instalment. Such contributions shall constitute Pre-Delivery Contributions for the purposes of this Agreement and shall not be treated as a Reserved Matter.

5.5                               Each Shareholder Contribution will be treated as a subordinated shareholder loan and shall be on such terms (including, without limitation, as to interest and repayment) as the Parties may agree in writing and not as subscription monies for further Shares. Any Shareholder Contribution shall be subordinated to any Approved Finance obtained by or on behalf of the relevant Group Company. The decision to make a Shareholder Contribution, its terms and any amendment of those terms shall constitute a Reserved Matter.

5.6                               Any Shareholder Contribution made by a Party to a Group Company shall be evidenced in writing in a Shareholder Loan that shall be executed by the Party making the Shareholder Contribution and the relevant Group Company in substantially the form attached to this Agreement at Schedule 3.

5.7                               The Parties will procure that upon receipt of a Shareholder Contribution the relevant Group Company will credit its shareholders’ loan account with an amount equal to the amount of such Shareholder Contribution so paid.

5.8                               The provisions of Clause 5.11 shall apply (mutatis mutandis) to any Shareholder Contribution which is not provided in a timely manner or within ten (10) days after a resolution has been passed by the Board of the relevant Group Company setting out the requirement for an Additional Funding Contribution.

5.9                               Without prejudice to the foregoing, the Parties agree that the general financing requirements of the Group Companies shall be provided, so far as it is practicable, from the following (and in the following order of preference):

5.9.1                     FIRSTLY from revenue derived from the operation of the Vessels;

5.9.2                     SECONDLY borrowings from banks and financial institutions having due regard for the provisions set out in Clause 4.1;

5.9.3                     THIRDLY, shareholder loans from the Parties on a 50:50 basis in such amounts and upon such terms (including but not limited to the rate of interest and the period of repayment) as the Parties shall agree.

5.10                        However, for the avoidance of doubt, the Parties hereby agree and undertake to procure and ensure that each Group Company is adequately funded at all times so as to meet its obligations as they fall due, subject to the Parties agreeing on conditions for such funding including, but not limited to, interest rate and maturity date.

5.11                        Subject to the rights of a non-defaulting Party under Clause 11.2, if a Party fails to make any Shareholder Contribution due by it in a timely manner (for the purposes of this Clause 5.11, the non-paying Party), the other Party (for the purposes of this Clause 5.11, the paying Party) may, in its sole discretion and without limitation to its other rights, increase its corresponding Shareholder Contribution by a commensurate amount (the Shareholder Contribution Increase) with interest being payable by the non-paying Party to the paying Party on the increased amount of the paying Party’s Shareholder Contribution. Such interest shall accrue from the date on which the paying Party makes the increased Shareholder Contribution and shall be calculated at a rate of twelve per cent (12%) per annum. Interest shall continue to accrue until the non-paying Party reimburses the paying Party an amount equal to the Shareholder Contribution Increase and upon such payment the non-paying Party shall be deemed, as from that date, to have made the Shareholder Contribution (equal to the amount of the Shareholder Contribution Increase so repaid by the paying Party) and the Parties shall procure that the relevant books are amended to reflect this.

6              Vessel Arrangements

6.1                               The Parties agree that the colour scheme for the Vessels shall be black hull, red decks, white house, white bulk heads (engine room) and grey engine room plates. The name, the marking of the funnel, cranes, superstructure and hull markings of the Vessels shall be agreed by the Parties in advance of each Delivery.

6.2                               The Parties agree and acknowledge that, as at the date of Completion, it is their intention that the Intended Technical Manager shall be appointed by each Owner as the technical manager of each Vessel within three (3) months prior to the anticipated Delivery Date of each Vessel. The final decision on the appointment of the Intended Technical Manager shall be subject to the satisfaction of both Parties (acting reasonably) with an audit of the Intended Technical Manager’s capability (including, without limitation, its compliance with oil majors’ requirements and its ability to continue to comply with such requirements), budget and operational costings to be carried out in advance of the Delivery Date of the first Vessel to be delivered under the Shipbuilding Contracts and comparison with other third party managers, provided that where there is disagreement between the Parties as to the appointment of the Intended Technical Manager and one of the candidates is Grindrod Shipping (South Africa) Pty Limited (or any other member of the Grindrod Group), then the final decision on appointment (otherwise based upon the above) shall be made by Vitol in its sole discretion. The Parties agree that the appointment of the Intended Technical Manager for all delivered Vessels shall be reviewed by the Parties on an annual basis thereafter and any change to such appointment shall be agreed by the Parties thereafter (acting reasonably) (or in Vitol’s sole discretion if the manager’s appointment under review is a member of the Grindrod Group) having regard to the performance of the Intended Technical Manager in respect of the key performance indicators set out in each technical shipmanagement agreement.

6.3                               If either:

6.3.1                     the appointment of the Intended Technical Manager in respect of any Vessel is not approved by the Parties (or Vitol in the case of the appointment of a member of the Grindrod Group as the manager) following the audit of its capability carried out in accordance with Clause 6.2 above and the Intended Technical Manager does not remedy the issues raised by the Parties arising from the audit to the Parties’ satisfaction (in each case acting reasonably) prior to Delivery of the relevant Vessel; or

6.3.2                     the Intended Technical Manager fails to fulfil its obligations under any technical management agreement and the Parties (acting reasonably) (or Vitol (in its sole discretion) if the manager is a member of the Grindrod Group) decide to terminate the appointment of the Intended Technical Manager in respect of any Vessel or all of them, then the Parties agree that they shall invite tenders for the technical management of the relevant Vessel or Vessels from the Approved Alternative Technical Managers.

6.4                               The Parties agree that each of Vessel A and Vessel C (or otherwise the first and third Vessels in order of delivery) shall, with effect from each such Vessel’s Delivery Date, be chartered to Mansel on a three (3) year time charter plus options for one (1) year and one (1) year (in each case in Mansel’s option following confirmation from the relevant Owner that it does not intend to sell the relevant Vessel during the following option year) at the Base Charter Rate (including for any option periods) and otherwise in accordance with the terms of the Mansel Time Charters.

6.5                               Subject to the terms of any Approved Finance, the Parties intend that, following Delivery, each Vessel which is not subject to a Mansel Time Charter shall be traded in the spot market where the earnings shall be paid to the relevant Owner thirty (30) days in arrears, subject to the arrangements described below. The Parties agree that in circumstances where time charters for periods in excess of twelve (12) months for such Vessels are under discussion with third parties, Mansel shall have a right of first refusal on any such employment on similar terms to those offered by any third party.

6.6                               The Parties agree that the earnings of the Vessels shall be paid to the. Pool Account and pooled by the Owners and the net earnings (following deductions in accordance with the Pooling Agreement) shall be averaged out equally across all Vessels delivered and operating under the arrangements contemplated by this Agreement on the basis that each Vessel shall have equal weighting. It is agreed that the Approved Commercial Manager shall act as administrator of the pooling arrangements in accordance with the Pooling Agreement.

6.7                               The Parties agree that the earnings of the Vessels which are subject to the Mansel Time Charters shall be paid to the Pool Account. Mansel shall be paid fifty per cent (50%) of any amounts by which the deemed earnings of each such Vessel under the Pooling Agreement exceeds the Base Charter Rate earned under the relevant Mansel Time Charter. This sharing of earnings and the payment of such earnings shall take place on a quarterly basis (in arrears) with a reconciliation on an annual basis all in accordance with the Pooling Agreement.

6.8                               The Parties agree that, following Delivery, each Vessel shall be under the commercial management of the Approved Commercial Manager whose terms shall include a management fee of two per cent (2%) of all gross income of each Vessel (including, but not limited to, freight, demurrage, damages for detention) which shall be deductible from revenues of the Vessel prior to their remittance by the Approved Commercial Manager to each Owner in accordance with the Pooling Agreement. It is further agreed that each commercial ship management agreement in respect of a Vessel shall extend to cover (at no additional cost in excess of the two per cent (2%) fee) the financial and accounting back office functions of each Owner provided in accordance with that agreement. The Approved Commercial Manager shall also provide such functions to the Company in accordance with this Agreement — including maintenance of bank accounts and all required statutory reporting — the cost and expense of such to be shared between the Parties.

6.9                               The Parties agree that they shall share or the Owners shall share in the benefit of all rebates, commission, and similar arrangements entered into with all suppliers and manufacturers in relation to the construction of the Vessels. Vitol shall provide Grindrod with details of all such arrangements relating to the Vessels entered into prior to the date of this Agreement. The Novation Consideration shall be calculated accordingly to the extent that any such rebates are received by Elandra or Vitol prior to the date of Completion.

7                                         Banking and Accounting Arrangements

7.1                               The Parties shall cause or procure each Group Company to:

(a)                                 maintain a proper record of Shareholder Contributions made to it; and

(b)                                 maintain separate bank accounts as the Parties may agree in order to achieve the objectives contemplated by this Agreement and also in compliance with any obligations imposed by the Approved Finance.

7.2                               Accounting:

The Parties through the Approved Commercial Manager shall cause or procure each Group Company to prepare:

(a)                                 management accounts on a quarterly and annual basis; and

(b)                                 audited consolidated accounts on an annual basis,

each in accordance with IFRS as each Party may require.

8                                         Board and Shareholders’ Meetings

8.1                               Each Board shall have responsibility for the supervision and management of each Group Company.

8.2                               Each Board shall consist of no less than four (4) directors and shall be made up of an equal number of A Directors and B Directors. In any case where there is a requirement for the Board to appoint a Chairman (or similar officer), the post of Chairman (or similar officer) of that Group Company shall be held in alternate years by an A Director and a B Director in rotation, but such appointment shall not carry any voting rights whatsoever.

8.3                               A Party may, in relation to each Group Company, remove a director appointed by it and appoint a new director in his or her place by notice in writing to that Group Company and the other Party. Each Party (in its capacity as a shareholder or ultimate beneficial shareholder in that Group Company) unconditionally and irrevocably appoints the other Party its proxy to vote its shares in that Group Company for the appointment or removal of any director or officer of that Group Company appointed by the other Party. The Party removing the director shall indemnify that Group Company against any claim arising in connection with that director’s removal from office.

8.4                               Except by specific written authority of the Board, no Director, acting singly, shall have any power or authority to represent a Group Company in any capacity whatsoever, other than to vote for the officers of that Group Company. Any contract or other agreement entered into by that Group Company must (unless the Directors thereof otherwise resolve) be signed by both an A Director and a B Director.

8.5                               Meetings of the Board of each Group Company shall (unless the Parties otherwise agree) take place in Singapore and in accordance with this Agreement and in the manner prescribed by the Articles thereof at such time or times as may be required, but in any event not less frequently than four times in each calendar year. The agenda of the meeting can be proposed by any Director at all times at least two (2) working days prior to such meeting.

8.6                               A meeting of the Board of a Group Company can take place either by the physical presence of the Directors or, to the extent permitted by law, by way of telephone conference call or video conference call.

8.7                               The quorum for the transaction of business at any meeting of the Directors of a Group Company shall be one (1) A Director and one (1) B Director of that Group Company. Each Party acknowledges that any Director of a Group Company may by giving written notification to that Group Company nominate his co-Director to be his alternate Director in case of unavailability for a meeting of the Board of that Group Company.

8.8                               The quorum for the transaction of business at any meeting of the shareholders of the Company shall be one (1) representative of the holder of the A Shares and one (1) representative of the holder of the B Shares. The agenda of the shareholders’ meeting may be proposed by any shareholder at any time but always at least seven (7) days prior to the proposed meeting.

8.9                               The chairman of any meeting of Directors of a Group Company or of any meeting of the shareholders of that Group Company shall not have a casting vote, if there is equality of votes on any matter, in which case the provisions of Clause 10 shall apply.

8.10                        To the extent permitted by law, the Board of a Group Company may adopt a resolution without holding a meeting if all the Directors of that Group Company approve the resolution by placing their signatures on the original copy of the resolution (or, if not practical, a certified copy thereof). The duly signed resolution shall be delivered to the Chairman and placed in the minute book of that Group Company kept at the registered office thereof or at such other place as the Directors may from time to time unanimously decide.

8.11                        Unless and to the extent that responsibility for specific matters affecting the Vessels, the Approved Finance, the Company and/or the Owners have been expressly delegated to a particular Director, Directors or a Board committee, decisions shall be taken or resolutions passed by the Board of a Group Company and/or (as may be required) the shareholders of a Group Company as follows:

(a)                                 matters which are not Reserved Matters shall be decided by a Simple Majority; and

(b)                                 Reserved Matters shall be decided by an Absolute Majority.

Where matters have been delegated to a Board committee consisting of two (2) or more persons, decisions shall be taken or resolutions passed by Simple Majority.

9                                         Dividend Policy

9.1                               The Parties, in their capacity as shareholders in the Company, shall from time to time agree the dividend policy in relation to the Group.

9.2                               The Parties, in their capacity as shareholders in the Company, shall endeavour to ensure that the terms of any Approved Finance restrict to the least possible extent payment of dividends or distributions to the Company in its capacity as sole shareholder of each Owner. The Parties agree that, in principle, the maximum amount possible of available cash shall be payable to them by way of dividend by the Group Companies each year having regard to:

(a)                                 retention in the Group of reasonable amounts of working capital in accordance with prudent business practice; and

(b)                                 reasonable provision to cover any contingent requirements for additional finance of the Group (including, in particular, for the maintenance and operation of the Vessels and to meet contingent liabilities under the Transaction Documents to which a Group Company is a party).

10                                  Deadlock

10.1                        In respect of any Group Company, there is a deadlock if a resolution is proposed at a properly convened meeting of the shareholders or the Board of that Group Company and any of the following occurs:

(a)                                 there is no quorum present at the meeting nor is one present at the meeting when it is reconvened following one adjournment (in either case other than as a result of the non-attendance of the proposer of the resolution); and/or

(b)                                 the resolution proposed concerns a Reserved Matter and the Absolute Majority required to pass is not achieved.

10.2                        Either Party may, within twenty (20) days of a deadlock arising (i) in accordance with Clause 10.1 above (the first day being the day after the scheduled date for the adjourned meeting in the case of paragraph (a) above and the first day being the day after the relevant meeting in the cases of paragraph (b) above), or (ii) in the circumstances set out in Clause 14.2 below, serve notice on the other Party (a Deadlock Notice);

(a)                                 stating that in its opinion a deadlock has occurred; and

(b)                                 identifying the matter giving rise to the deadlock.

10.3                        The Parties undertake that, after service of a Deadlock Notice in accordance with Clause 10.2, they shall use all reasonable endeavours in good faith to resolve the dispute within ten (10) days of the date of receipt of the Deadlock Notice (the Consensual Resolution Period), including the prompt submission of the relevant dispute to the chief executive or managing director of each of the Parties for their resolution within the Consensual Resolution Period.

10.4                        If such a deadlock is not resolved within the Consensual Resolution Period, then either Party may terminate this Agreement by serving a Termination Notice in accordance with Clause 15.1 below.

11                                  Default

11.1                        If:

(a)                                 a Party (the affected Party) is unable, or admits its inability, to pay its debts as they fall due; or

(b)                                 a moratorium is declared in respect of any of the indebtedness of an affected Party; or

(c)                                  any action, proceedings, procedure or step is taken in relation to:

(i)                                     the suspension of payments, winding up, dissolution, administration or reorganisation (other than a solvent reorganisation) of an affected Party; or

(ii)                                  the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of an affected Party or its assets,

the other Party shall have the option (but not the obligation) to purchase the Shares of the affected Party on the terms and in accordance with the provisions set out in Clause 11.3 below.

11.2                        If a Party (the defaulting Party) is in breach of any of its payment obligations under this Agreement (including, without limitation, a failure to make a Shareholder Contribution in a timely manner or at all) and fails to remedy such breach within fifteen (15) days of receipt of a written request from the other Party (the non-defaulting Party) to do so stating the nature of the breach and that the defaulting Party is in default under this Agreement (a Default Notice), the non-defaulting Party shall have the option:

(a)                                 to make the unpaid payment on the defaulting Party’s behalf on such terms as it shall deem appropriate without prejudice to the provisions of Clauses 5.8 and 5.11; and/or

(b)                                 to purchase the Shares of the defaulting Party on the terms and in accordance with the provisions of Clause 11.3, exercisable by notice in writing within a further period of thirty (30) days after the date of the Default Notice.

11.3                        In the circumstances contemplated in Clauses 11.1 and 11.2 above, the following provisions shall apply:

(a)                                 the transfer of Shares to the other Party (in the case of Clause 11.1) or non-defaulting Party (in the case of Clause 11.2) shall be effected in accordance with the provisions of Clause 16;

(b)                                 simultaneously with completion of the transfer of the Shares in accordance with Clause 11.3(a), the transferor of the Shares shall be entitled to receive an amount (paid in accordance with this clause) calculated in accordance with the following formula (the Exit Amount):

([W less X less Y less Z] x Share proportion x 0.8) less C

For the purposes of the above formula:

Share proportion means the percentage of total issued Shares held by the transferor

W                                   means an amount equal to the aggregate Minimum Market Value of the Vessels, positive cash on the Group’s accounts and the book value of any other assets of the Group.

X                                      means an amount equal to the Group’s liabilities including, for the avoidance of doubt, the amount that is outstanding in respect of the Approved Finance which is attributable to or assigned to the Group and mark-to-market adjustments related to financial instruments associated with the Approved Finance but excluding aggregate amounts outstanding to the Parties by a Group Company under Shareholder Loans.

Y                                       means amounts which the transferee has advanced by way of Shareholder Loan on its own behalf in circumstances where the transferor has not advanced amounts under the Shareholder Loan to a Group Company.

Z                                       means the amount paid by the transferee on behalf of the transferor pursuant to Clauses 5.8, 5.11 and/or 11.2 and including all interest accrued up to the date thereof.

C                                       means the aggregate of all fees, costs and expenses reasonably incurred by the Party which is the transferee of the Shares following a default event as described in Clauses 11.1 and 11.2, including, without limitation, in connection with the restructuring of the Approved Finance and any legal fees reasonably incurred by or imposed on such party in connection therewith.

The transferee will pay the Exit Amount (being a positive amount calculated in accordance with the formula or US$1) to the transferor within five (5) Business Days of the completion of the actions set out in (i) and (ii) below of this paragraph. Prior to payment of the Exit Amount, the transferor shall be obliged to (i) transfer its Shares to the transferee, and (ii) assign its rights under the Shareholder Loans made by the transferor to the transferee in a form reasonably required by the transferee, following which all debt (whether in form of cash or loan) of any Group Company to the transferor shall be immediately extinguished and each Group Company shall thereafter owe 100% of such debt to the transferee. The transferee shall procure that this is properly recorded in each Group Company’s books and accounts.

Any dividends that have declared but have not been paid to the transferor will be deemed to be paid to the transferor as part of the Exit Amount at the time of the above transfer of Shares and the transferor shall have no further rights against any Group Company in respect of such dividends. Upon completion of the process the transferor will lose the right to any future dividends that have not been declared.

Upon completion of the transfer of Shares, the transferor shall be deemed to have irrevocably waived all claims against the Company.

(c)                                  Notwithstanding the aforementioned provisions of this Clause 11.3, the Parties agree to act in good faith and in a timely manner to ensure that all necessary steps are taken and consents obtained with regard to arrangements in place in respect of the Approved Finance and any Shareholder Contributions (in the form of Shareholder Loans) to be restructured or refinanced (as appropriate) such that the Party holding all the Shares in the Company (as a result of the circumstances set out in this Clause 11.3) becomes solely responsible for the Approved Finance and/or the Shareholder Contributions with effect from the date when the transfer of the totality of the Shares in the Company to that other or non-defaulting Party is completed. The non-defaulting Party agrees to indemnify the defaulting Party against any proven loss or damage suffered or incurred by the defaulting Party and arising from events or circumstances following the payment of the Exit Amount and the transfer of the defaulting Party’s Shares in accordance with Clause 11.2 in relation to the operation of the Group and/or in connection with the Approved Finance during the period from the transfer of the defaulting Party’s Shares until the defaulting Party is released from its obligations under the Approved Finance.

11.4                        None of the foregoing provisions of this Clause 11 shall be construed, or operate as a waiver of the rights of a Party to claim compensation for any loss suffered or incurred by that Party as a consequence of a breach of this Agreement by the other Party and whether that loss is suffered or incurred before or after such a termination.

11.5                        Without prejudice to the rights and obligations expressed in this Clause 11 (which shall survive termination), this Agreement shall be terminated immediately upon the occurrence of (i) the circumstances set out in Clauses 11.1(a), (b) and (c) and/or (ii) the payment of the Exit Amount and the transfer of the defaulting Party’s Shares in accordance with Clause 11.2 following the exercise by the non-defaulting Party of the option in accordance with Clause 11.2(b).

12                                  Total Loss of a Vessel/Rescission of Shipbuilding Contract Prior to Delivery

12.1                        If, prior to Delivery, a Vessel is or becomes Total Loss or the Parties decide to cancel or rescind a Shipbuilding Contract in accordance with its terms and the Parties decide to claim a refund of the aggregate amount of the Contract Instalments paid to the Builder under the relevant Shipbuilding Contract (together with interest thereon) or the Lender so directs the relevant Owner, the relevant Owner shall, if and to the extent that the Builder fails to refund the same, demand payment of the relevant amount under the refund guarantee issued pursuant to the relevant Shipbuilding Contract and shall apply the same in or towards repayment of the outstanding indebtedness to the Lender in respect of, or attributable to, the relevant Vessel and/or the relevant Owner under the Approved Finance.

12.2                        If and to the extent that following the application of moneys as provided in Clause 12.1 any amounts specifically attributable to or owing in respect of the relevant Vessel and/or the relevant Owner remain owing to the Lender, both Parties agree to make further Shareholder Contributions on a 50:50 basis to the Company to meet that shortfall. In circumstances where any shortfall occurs, the Parties agree that each Party shall pay to the other Party, simultaneously with the payment of any further Shareholder Contributions in accordance with this Clause, any sums paid by that other Party on its behalf in respect of the relevant Vessel and/or the relevant Owner pursuant to Clauses 5.8, 5.11 and/or 11.2 and interest accrued up to the date thereof;

12.3                        If and to the extent that after the application of moneys as provided in Clause 12.1 there is any surplus remaining, this shall be applied in or towards repayment of the Shareholder Contributions (if any) provided that where the aggregate of one Party’s Shareholder Contribution(s) (Party A) exceeds its shareholding proportion of total

Shareholder Contribution(s) (such excess amount hereinafter referred to as the Excess Contribution), the Excess Contribution shall be paid first to Party A and the remaining balance thereafter distributed to the Parties in proportion to their shareholding.

13                                  Total Loss of a Vessel following Delivery

13.1                        If, following Delivery of a Vessel to an Owner, that Vessel is or becomes a Total Loss:

(a)         the insurance proceeds in respect of that Total Loss paid to the Owner shall be applied in or towards repayment of the outstanding indebtedness to the Lender in respect of, or attributable to, the Vessel and/or the relevant Owner under the Approved Finance;

(b)         if any amounts owing to the Lender in respect of, or attributable to, the Vessel and/or the Owner under the Approved Finance, remain outstanding following the application of the insurance proceeds as contemplated in Clause 13.1(a) above, both Parties agree and undertake to make further Shareholder Contributions to the Owner on a 50:50 basis to meet that shortfall. In circumstances where any shortfall occurs, the Parties agree that each Party shall pay to the other Party, simultaneously with the payment of any further Shareholder Contributions in accordance with this clause, any sums paid by that other Party on its behalf in respect of the relevant Vessel and/or its Owner pursuant to Clauses 5.8, 5.11 and/or 11.2 and interest accrued up to the date thereof;

(c)          any surplus remaining following the application of the insurance proceeds as contemplated in Clause 13.1(a) above shall be applied in or towards repayment of the Shareholder Contributions (if any) provided that where the aggregate of one Party’s Shareholder Contribution(s) (Party A) exceeds its shareholding proportion of total Shareholder Contribution(s) (such excess amount hereinafter referred to as the Excess Contribution), the Excess Contribution shall be paid first to Party A and the remaining balance thereafter distributed to the Parties in proportion to their shareholding; and

(d)         upon the application of any surplus in accordance with the provisions of Clause 13.1(c) above, the Owner of that Vessel shall be wound up (unless otherwise agreed by the Parties).

14                                  Sale and Purchase of Vessels

14.1                        An Owner shall not be entitled to sell its right, title and interest in and to its Vessel or its Shipbuilding Contract (as the case may be) without the consent of both Parties to be expressed in the form of a unanimous resolution of the Board of the Owner.

14.2                        If such consent is not given by both Parties, this shall constitute a deadlock and either Party shall thereafter be entitled to serve a Deadlock Notice on the other Party in accordance with the provisions of Clause 10.2.

14.3                        If such consent is given then:

(a)         the Parties shall take or procure that the Owner shall take all steps necessary for the sale of its Vessel at an agreed price provided always that either Party shall have the right to acquire the relevant Vessel at the same price offered by any third party. If both Parties wish to acquire the relevant Vessel, then the Parties agree that they shall negotiate in good faith for a period of ten

(10) days making offers and counter-offers on an open basis for a price higher than the price offered by the third party;

(b)         the Owner shall apply the full amount of the proceeds of such sale in or towards repayment of all outstanding indebtedness due to the Lender in respect of, or attributable to, that Vessel and/or the Owner under the Approved Finance;

(c)          if, following the application of the sale proceeds as contemplated in Clause 14.3(b) above, any amounts remain owing to the Lender in respect of, or which are attributable to, that Vessel and/or the Owner under the Approved Finance, both Parties agree and undertake to make further Shareholder Contributions to the Owner on a 50:50 basis to meet that shortfall. In circumstances where any shortfall occurs, the Parties agree that each Party shall pay to the other Party, simultaneously with the payment of any further Shareholder Contributions in accordance with this clause, any sums paid by that other Party on its behalf in respect of the relevant Vessel and/or its Owner pursuant to Clauses 5.8, 5.11 and/or 11.2 and all interest accrued up to the date thereof;

(d)         any surplus remaining following the application of the sale proceeds as contemplated in Clause 14.3(b) above shall to the extent permitted by the Lender be applied in or towards repayment of the Shareholder Contributions (if any) in accordance with Clause 13.1(c); and

(e)          upon the application of any surplus in accordance with the provisions of Clause 14.3(d) above, the Owner shall be wound up (unless otherwise agreed by the Parties),

15                                  Termination

15.1                        If:

(a)         any deadlock cannot be resolved in the manner contemplated by Clause 10.3 within the Consensual Resolution Period; or

(b)         either Party wishes to terminate this Agreement (but not prior to three (3) years from the Delivery Date of Vessel C) (and such Party is not, at such time, in default of its obligations under this Agreement (whether or not a Default Notice has been issued by the other Party in accordance with the provisions of Clause 11.2 in which situation the provisions of Clause 11.3 shall apply)), then either Party (in the case of a deadlock) or that Party (in the case of a voluntary termination, but not prior to three (3) years from the Delivery Date of Vessel C) may serve a termination notice (a Termination Notice) on the other Party.

15.2                        Within ten (10) days after a Termination Notice is served, the Vessels then remaining under the ownership of the Group Companies prior to or following Delivery shall be offered for sale subject to each Vessel’s charter and trading commitments to the Parties in accordance with the provisions of this Clause 15.2 for a minimum market value (taking into account each Vessel’s charter and trading commitments) as determined by the average of the valuations received from the Approved Brokers and notified to the Parties in writing within three (3) days of the date of the Termination Notice (the Minimum Market Value). The sale of each Vessel shall be dealt with as follows:

(a)         each Party shall have seven (7) days from the date of determination of the Minimum Market Value (being the date on which the final quotation is received from the Approved Brokers) in which to advise the other Party in writing whether it wishes to purchase the Vessel at the Minimum Market Value provided always that Vitol shall always have a right of first offer to acquire any Vessel which is subject to a Mansel Time Charter as at the date of the Termination Notice (whether or not such Vessel is delivered under the relevant Shipbuilding Contract at the time) at the Minimum Market Value. If neither Party notifies the other of its wish to purchase the Vessel within such timeframe, their right to purchase the Vessel under this Clause 15.2(a) shall be deemed to have lapsed;

(b)         if one (1) Party only wishes to purchase the Vessel at the Minimum Market Value (and has notified the other Party in writing accordingly within the timeframe set out in Clause 15.2(a) above) then, promptly following such notification, each of the Parties shall procure that the Vessel is sold to the notifying Party (or its nominee) upon payment of the Minimum Market Value to the Owner;

(c)          if neither Party wishes to purchase the Vessel at the Minimum Market Value (or their right to purchase the Vessel lapses in accordance with Clause 15.2(a) above) then the Parties shall procure that the Vessel is offered for sale by the Owner, through one of the Approved Brokers, to bona fide third parties provided that, in respect of a Vessel which is subject to a Mansel Time Charter, Vitol shall have the right to acquire the Vessel for the same price offered by a third party following the Vessel’s marketing through an Approved Broker;

(d)         subject to Vitol’s rights under Clause 15.2(a) in respect of a Vessel which is subject to a Mansel Time Charter as at the date of the Termination Notice, if both Parties wish to purchase the Vessel at the Minimum Market Value (and both have notified the other accordingly within the timeframe set out in Clause 15.2(a) above), then the Parties agree that they shall negotiate in good faith for a period of ten (10) days making offers and counter-offers on an open basis for a price higher than the Minimum Market Value. In the event that no agreement can be reached at the end of the ten (10) day negotiation period, then the Parties shall procure that the Vessel is offered for sale by the Owner, through one of the Approved Brokers, to bona fide third parties.

15.3                        The provisions of Clauses 14.3(b) to 14.3(d) shall apply to the sale of each Vessel.

15.4                        In connection with the sale of a Vessel pursuant to Clause 15.2, the Parties hereby agree to promptly (i) procure a resolution of the relevant Owner’s Board in favour of the sale, (ii) pass a shareholders’ resolution of the Company in favour of the sale, and (iii) otherwise co-operate so as to ensure the prompt completion of the delivery of each Vessel to the new owners.

15.5                        If, at the time a Termination Notice is served under Clause 15.1, there are Vessels which remain under construction under the Shipbuilding Contracts, the Parties shall co-operate to agree the terms of any novation agreement between each relevant Owner, the Builder and the entity which has acquired the relevant Vessel under construction.

15.6                        Upon receipt of the net proceeds of sale of each Vessel under Clause 15.2, the Parties shall promptly procure the following:

(a)         the rationalisation of each Owner’s accounts and the settlement of any outstanding third party liabilities of each Owner;

(b)         the remaining funds shall be applied as follows:

(i)             first, in settlement of any outstanding third party liabilities of the Company or of any Owner in circumstances where the net proceeds of sale of the relevant Vessel were insufficient to meet the outstanding third party liabilities. Both Parties agree and undertake to make further Shareholder Contributions on a 50:50 basis to meet any shortfall arising as part of this settlement process;

(ii)          second, as dividends to the Parties up to the amount that ensures any Excess Contribution amounts owed to a Party are settled (to the extent not already settled as at that date) in accordance with Clause 13.1(c) following the application of Clause 15.3 and other Party shall pay to Party A on demand the amount of any Excess Contribution in the event of any shortfall in the Group’s funds arising as part of this settlement process;

(iii)       thirdly, in repayment of the Shareholder Contributions in proportion to the amounts contributed by each of the Parties; and

(iv)      fourthly, any remaining amount to be divided between the Parties on a 50:50 basis.

(c)          following the distribution of all remaining funds in accordance with Clause 15.6(b) or the settlement of all outstanding liabilities of a Group Company in circumstances where no excess funds are available for distribution in accordance with Clause 15.6(b), the Parties shall wind up each Group Company.

15.7                        Following completion of the process set out in Clause 15.6 for all of the Vessels and the Group Companies, this Agreement (and the joint venture contemplated herein) shall terminate with neither Party owing any further obligations to the other Party save for such as have already fallen due for performance or payment at that time.

16                                  Transfer of Shares/Vessels

16.1                        Save as expressly provided in this Agreement no Party shall transfer, grant any security interest over, or otherwise dispose of or give any person any rights in or over, any share or interest in any share in a Group Company unless it is agreed in writing by the other Party,

16.2                        Subject to Clause 16.1, a Party transferring its Shares shall:

(a)         transfer such shares with full title guarantee and free from all encumbrances, save for any encumbrances under any Approved Finance;

(b)         execute such stock transfer forms and any other documents which may be necessary to effect the transfer of all legal and beneficial title in such shares to the transferee;

(c)          promptly deliver to the transferee any and all Share Certificates in respect of the transferred shares, and

(d)         procure the resignation of any Directors appointed by the transferor party.

16.3                        Where an Owner is selling a Vessel to a Party (or its nominee) in accordance with this Agreement, the Parties shall procure that all documents (including, without limitation, a bill of sale) are executed by the Owner and all steps taken in order to effect the transfer of title in such Vessel to such Party (or its nominee) on an “as is where is” basis in such manner as to enable the Vessel to be registered in the name of the new owner.

17                                  Parties Duties to Each Other

17.1                        The Parties undertake with each other to exercise their rights as shareholders in a manner consistent with this Agreement and so as to ensure that each Group Company fully and promptly observes, performs and complies with this Agreement and the transactions contemplated herein.

18                                  Without prejudice to the express rights of the Parties under this Agreement, following Completion, each Party shall use its reasonable endeavours to promote and develop the business of each Group Company to the best advantage of each Group Company.

19                                  Confidentiality

19.1                        Each Party will (and will procure that any director appointed by it hereunder, any employee, adviser, agent or representative will) keep confidential and will not disclose to any person:

19.1.1              the details of this Agreement, the details of the negotiations leading to this Agreement, and the information handed over to such Party during the course of negotiations, as well as the details of all the transactions or agreements contemplated in this Agreement; and

19.1.2              any confidential information relating to the business or the operations and affairs of the Parties and the Group.

19.2                        The obligation of confidentiality placed on the Parties in terms of this Clause 19 shall cease to apply in respect of any information which:

19.2.1              is or becomes generally available to the public other than by the negligence or default of any Party or by the breach of this Agreement;

19.2.2              has lawfully become known by or come into the possession of any Party on a non-confidential basis from a source other than any other Party, having the legal right to disclose same;

19.2.3              is disclosed pursuant to a requirement or request from any applicable regulatory authority, recognised stock exchange, or by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose.

19.3                        Before any public announcement or statement is made by any Party in relation to the Group, the Party issuing such public announcement or statement shall use its best endeavours to (a) provide the other Party, with a written draft of the proposed announcement or statement at least three (3) Business Days before the proposed time of the announcement, and (b) agree the wording and timing of such announcement or statement with the other Party,

19.4                        No Party shall be entitled to use by name, or make reference to, the participation of any other Party hereto in the capital of the Company or ownership of the Group,

without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed.

19.5                        Notwithstanding the terms of this Clause 19, the Parties may disclose any information which they would otherwise be prohibited from doing so, to their direct and indirect shareholders or investors and the directors, employees, agents, professional advisers or consultants of any such direct or indirect shareholders or investors, to any bona fide prospective shareholders or investors or their professional advisers or consultants, and to any bona fide third party prospective purchasers of the shares held by them, provided that any such Party procures that any such recipient is bound to substantially the same obligations of confidentiality contained therein.

19.6                        The provisions of this Clause 19 shall continue in force notwithstanding the termination of this Agreement for any reason

20                                  Representations and Warranties

20.1                        On the date of this Agreement and (to the extent applicable) thereafter on each day on which this Agreement remains in full force and effect, each Party represents and warrants to the other Party that:

(a)                       it is a company duly organised, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has perpetual corporate existence and the capacity to sue or be sued in its own name, and has the power to own the property and assets that it presently owns and to continue to conduct the business it presently conducts;

(b)                       it has power to enter into and perform this Agreement and has taken all necessary corporate and other action required to authorise the execution and delivery of this Agreement and its performance according to its terms;

(c)                        the execution and delivery of this Agreement and its performance according to its terms do not and will not:-

(i)                                     contravene the constitutional documents of that Party;

(ii)                                  violate any law to which that Party is subject;

(iii)          result in a breach of, or default under, any agreement, instrument or arrangement to which that Party is a party or which is binding upon that Party or any of its assets.

21                                  Waiver

No exercise or failure to exercise or delay in exercising any right, power or remedy vested in any Party under or pursuant to this Agreement shall constitute a waiver by that Party of that or any other right, power or remedy.

22                                  Costs

Each Party shall bear its own costs of or in connection with the preparation, execution and implementation of this Agreement.

23                                  Anti-Bribery and Anti-Corruption

23.1                        The Parties shall each do all that is necessary and within their respective power and control to ensure that a Group Company will not at any time offer, promise, give or receive any improper financial payment and/or other improper advantage to or from any person, customer or supplier (whether a public official or otherwise) with the intention of influencing them and obtaining or retaining an advantage in the conduct of the business of the Group.

23.2                        In order to promote the achievement of the objectives set out in clause 23.1, the Company shall:

23.2.1              adopt, apply and monitor an appropriate anti-bribery and anti-corruption policy (the Policy), that takes into account all laws applicable to the Group and includes adequate procedures designed to prevent the behaviours referred to in this Clause 23;

23.2.2              maintain an appropriate process for employees to report, anonymously if desired, instances of bribery, corruption or fraudulent practices;

23.2.3              ensure that its employees are aware of and understand the Policy and the processes; and

23.2.4              ensure that reports are regularly presented to the Parties on the application and monitoring of the Policy and any reported incident.

24                                  Assignment

Neither of the Parties may without the prior written consent of the other (or except as herein expressly provided) assign or transfer any of its rights or obligations under this Agreement.

25                                  Third Party Rights

A person or entity which is not a party to this Agreement may not enforce or otherwise have the benefit of any provision of this Agreement under the Contract (Rights of Third Parties) Act 1999.

26                                  Severability

If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Agreement.

27                                  Entire Agreement

This Agreement (together with all agreements and documents executed contemporaneously with it or referred to in it) constitutes a restatement of the entire agreement between the Parties in relation to its subject matter, and supersedes all prior agreements and understandings, whether oral or written, with respect to such subject matter.

28                                  Supremacy of Agreement

In case of any inconsistency or conflict between any provision of this Agreement and any provision of the Articles or any of the other constitutional documents of a Group Company, the provisions of this Agreement shall prevail.

29                                  Notices, etc

29.1                        Any notice or other communication hereunder (a Communication) shall be in the English language and be sent by letter or facsimile transmission addressed as follows (or as the intended recipient shall have notified the sender in accordance with this Clause 29):

(a)	if to Vitol:

C/o Vitol Services Limited
Belgrave House 6th Floor
Buckingham Palace Road
London SW1W 9TQ

	Tel:	+ 44 20 7973 4200

	Email:	xtcops@vitol.com

	Attn:	Time Charter Operations

(b)	if to Grindrod

200 Cantonment Road
#03-01 Southpoint
Singapore 089763

	Tel:	+ 65 6323 0048

	Fax:	+ 65 6323 0046

	Attn:	Hugh Scheffer/Hilton Stroebel

29.2                        Any Communication shall be deemed to have been delivered seven (7) days after having been sent by post, prepared and addressed as required by Clause 29.1. in the case of a facsimile transmission, delivery shall be deemed to have occurred at the time of completion of transmission thereof (as evidenced by error free transmission or answer-back slip), provided that it is received within normal working hours in the country of the addressee, if not, it shall be deemed received on the next following business day in such country.

30                                  No Partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties hereto and neither of them shall have any authority to bind the other in any way.

31                                  Variation and Counterparts

31.1                        No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of both Parties.

31.2                        This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same agreement.

32                                  Consequential Loss

Neither Party shall in any circumstances be liable to the other Party for any special, indirect or consequential loss, including any loss of profit, loss of revenue, loss of use or loss of contract arising out of a breach of any of the terms of this Agreement, including without limitation any breach of any representation or warranty contained in this Agreement.

33                                  The Company as Party

The Company agrees and acknowledges the terms of this Agreement and agrees to comply with its terms at all times.

34                                  Governing Law and Jurisdiction

34.1                        This Agreement shall be governed by and construed in accordance with the laws of England and the Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement, and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement (in this Clause 34 referred to as Proceedings) may be brought in such courts and both Parties each hereby irrevocably submit to the jurisdiction of such Courts.

34.2                        Nothing in this Clause 34 shall limit the right of either Party to take provisional or conservatory Proceedings for the preservation of property, assets or rights or to take Proceedings enforce any award or judgement, nor shall the taking of such Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

34.3                        Vitol irrevocably appoints Vitol Services Limited, at its registered office for the time being, presently at Belgrave House 6th Floor, 76 Buckingham Palace Road, London SW1W 9TQ, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts.

34.4                        Grindrod irrevocably appoints Grindrod Shipping (UK) Limited, at its registered office for the time being, presently at 8th Floor, St Magnus House, 3 Lower Thames St, London EC3R 6HA, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts.

Schedule 1: Reserved Matters

1                                         Altering the Articles or By-Laws of any Group Company;

2                                         Increasing or consolidating or sub-dividing or reducing or redeeming the authorised share capital of any Group Company or creating any other equity interest;

3                                         Transferring any shares in any Group Company to any third party;

4                                         Pledge the shares of a Group Company or otherwise encumber same;

5                                         Cessation of the business of any Group Company;

6                                         Mergers or joint ventures involving any Group Company;

7                                         Altering any Group Company’s name;

8                                         Formation of subsidiaries and/or acquisition of shares and/or investments by any Group Company in any third party entity;

9                                         New types of business;

10                                  The Approved Finance (and any arrangements or amendments relating thereto);

11                                  Entering into any loans or debt securities including bonds or other similar instruments proposed to be entered into by any Group Company;

12                                  Contracting for, or increasing the loan facility to be entered into by the Owners (or any of them) for the finance of the acquisition of the relevant Vessels (or any of them) on terms where the entire debt service is secured (in the case of each Vessel) other than by (a) a first preferred mortgage on that Vessel, and (b) an assignment of insurances, earnings and requisition compensation of that Vessel;

13                                  A declaration of dividends by any Group Company;

14                                  Any Shareholder Contribution other than a Pre-Delivery Contribution;

15                                  Entering into, amending, varying or terminating any Transaction Document, Shipbuilding Contract (including the relevant specification), pre delivery or post delivery finance with respect to any of the Vessels and (subject to Clause 6) in respect of the technical management agreements for the Vessels;

16                                  The granting of credit by any Group Company to a third party, other than in the ordinary course of business;

17                                  Payments by any Group Company to Directors (other than in respect of reimbursement of travelling and accommodation expenses incurred in attending Board meetings);

18                                  The incurring of capital expenditures by any Group Company in excess of that Group Company’s then available cash;

19                                  Changes to the accounting periods of any Group Company and in any of its accounting policies;

20                                  The defence, pursuit, appeal or settlement of claims or legal action against or by any Group Company, unless in the ordinary course of business and for amounts less than USD250,000;

21                                  The taking of any steps to wind-up any Group Company or to appoint an administrator or receiver of all or any part of the business, or taking any steps to protect any Group Company against its creditors generally;

22                                  Acquisition or disposal of assets by any Group Company;

23                                  The formation and membership of any Board committee;

24                                  Any transaction to be entered into which is not on an arm’s length basis;

25                                  The time or bareboat chartering in or out of any Vessel for a period exceeding one (1) year save for the Mansel Time Charters;

26                                  Any change to the identity of and the terms of appointment of the Approved Commercial Manager;

27                                  Appointment of the technical manager subject to the provisions of Clause 6;

28                                  Insurances in relation to the ownership and/or commercial operation of the Vessel.

Schedule 2: The Company and the Owners

1                                         The Company means Leopard Tankers Pte. Ltd., a company incorporated in Singapore, with registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855;

2                                         Owner A means Leopard Moon Shipping Pte. Ltd., a company incorporated in Singapore, with registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855;

3                                         Owner B means Leopard Star Shipping Pte. Ltd., a company incorporated in Singapore, with registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855;

4                                         Owner C means Leopard Sea Shipping Pte. Ltd., a company incorporated in the Singapore, with registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855; and

5                                         Owner D means Leopard Sun Shipping Pte. Ltd., a company incorporated in Singapore with registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855.

Schedule 3 : Form of Shareholder Loan Agreement

Schedule 4 : Form of Mansel Time Charter

Schedule 5 : Form of Commercial Management Agreement

Printed by BIMCO's idea \\\ Continued This document is a computer generated SHIPMAN 2009 form printed by authority or BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the originalBIMCO approved document and this computer generated document 1.Place and date SHIPMAN 200 BIMCO PART of Agreement 2.Date of commencement of Agreement (Cis. z. -Zl and 3. Owners (name,place of registered office and law of registry) (g,J) (i) Name:Leopard Moon Shipping Pte.l,.td (ii) Place of registered office: 60 Or ard Roar!,Tf1!1Heer n.#13..01,Singapore 238855 (iii) Law of registry:Singapore 00 IUI'*i;t .(ill!iifillflfkiot; JiCWU,:11¥1 l fi 6. TechnicalManagement (state "yes" or "no" as agreed) (g...1) No 7. Crew Management (state "yes" or "no'as agreed) (g,j{ill) No B. Commercial Management (state "yes'or "no'as agreed) (Q..m itil9r 'bl!lt.4QOMi(ljlili •tM· ofiP Ml!:4.·· 9. Chartering Services period (only to be filled in if "yes'stated in Jlmi..B) Crew Insurance arrangements (state "yes" or "no" as agreed) In excess of twelve (12) months (i) Crew Insurances':NIA (ii) Insurance for persons proceeding to sea onboard rulliliill: 'only to apply if Crew Management fCI. 5fa)) agreed (see fl1lV} 11.1nsurance arrangements (state "yes• or "no'as agreed) (g.])Optionalinsurances (state optionalinsurance(s) as agreed.such as Nopiracy,kidnap and ransom,loss of hire and FD & D) N/A 13. Interest (state rate of interest to apply after due date to outstanding sums) (g..ruruJ14. Annualmanagement fee (state annual amount) (CI. 12fal) + tw!l ( per cent Two per cent (2%) calculated on all gross income ncluding but not limited to freight. demurrage,damages for detention) received and any miscellanous revenues received arising from or in connection with the employment or operation of the Vessel during the term of this Agreement. 15.Manage(s nominated account (CI.121all USD:Through:Deutsche Bank Trust Company Americas N.ew York (Swift Code!aKTRUS33) To:Deutsche Bank AG,London (Swift Code:DEI)IGB2L) Account No:GB50DEUT40508129642802 Account Name:Mansel Ltd 16.Daily rate (slate rate for days in excess of those agreed in budget) llcl...lZll;)) NIA 17.Lay-up period I number of months (C1.12!dll NIA 18.Minimum contract period (state number of months) ( CI. 21!all 19.Management fee on termination (state number of months to apply) except on change of control of the Ownercommissionpayable to the Managers or accrued due or agreed shallremainpayable 20. Severance Costs (state maximum amount) (CI. 22fhl!iil)21. Dispute Resolution (state alternative Cl. 23!al. or zall;l; if Cl. 23!clplace of arbitration NIAmust be stated) 23(a) 22. Notices (state full style contact details for serving notice and communication to the Owners) 23. Notices (state full style contact details for serving notice and communication ID the Managers) (C/.24) 9,.11) a)Vitofc/oManselltd Vito1 Shipping Singapore Pte. Udc/o VitalServices Ltd c/o Vitof Services ltd

SHIPMAN 2009 Standard ship management agreement Printed by SIMCO's idea PART1 (Continued} rt:J! J I. Qj .... .5 5 g i Tel:+44 20 7973 4200 c. :e 1/l ] j 1il l Tel: +65 (6323) 0048 It is mutually agreedbetween the party stated inBox 3 and the party slated in Box 41hatlhis AgreemenlconsisUngof PART Iand PART IIas well as Annexes 'A" (DetailsQfVessel or Vessels), of Gmw), "G'{llud!Jf3l) and,"D" (Associated Vessels) aRd li" (fee !:Ghadule) attached hereto, shall be performed subjectto the conditions containedherein.In the event of a conflict of conditions, the provisions of PART I and Annexes "A",."G!mtil,"0" shall prevail over toose or PART II to the extent of such conflict but no further. Slgnature(s) (Owners) Signature(s) (Managers) Belgrave House 76 Buckingham Palace Road London SW1W9TQ FAO:Time Charter Operations Email: xtcops®vilol.com b) Grindrod c/o Grindrod Shipping Pie.lid 200 Cantonment Road #03·01, Southpoint Singapore 089763 Fax: +65 (6323) 0046 ATI: Hugh Scheffer/ Hilton Stroebel 76 Buckingham Palace Road London SW1W91'Q FAO:Time Charter Operations Tel:+44 20 7973 4200 Email:xtcops®vitol.com

Printed by BIMCO's idea ANNEX "A" (DETAILS OF VESSEL OR Vf flS) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Date of Agreement: Name of Vessel(s): Particulars of Vessel(s): 51,800 DNT class product oil/ chemicaltanker identified with hull no H-4081undar conslruc.tion at SPP Shipbuilding Co.ltd. Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre printed text of this document which is not clearly visible, the text of the originalBIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result or discrepancies between the originalSIMCO approved document and this computer generated document.

Printed by BIMCO's *idea*

InterManager

ANNEX "B" (DETAILS OF CREW)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Details of Crew:

Numbers Rank Nationality

Copyright, published by BIMCO   Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org   First published 1988. Revised 1998 and 2009   Approved by the International Ship Managers' Association

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's *idea*

~~ANNEX "C" (BUDGET)~~
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

InterManager

Approved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

~~Date of Agreement:~~

~~Managers' initial budget with effect from the commencement date of this Agreement (see Box 2):~~

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's idea ANNEX "D" (ASSDCIAlED VESSElS) TO THE BIMCD STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 NOTFj::PARTJ(i$l!iHOIJW BE J\\IIJ/\Rf THAT IW COMPbHING Hlll!i l\NNEX "Q" THEY Wlbb Bf SIJBJfCT TO THE PROVISIO SUB CLil.USE 22(b)(i) OFTHil!i AGR(iEMENT. Date of AgrccmentQate of "greemen Details of Associa.ted VesseJsPelalls Ill "ssesiaJed Vll£sels; 51,800 ONT class product oil/ chemical tanker identified VJith hull no H·4082.under construction at SPP Shipbuilding Co. Ud. 51,800 ONT class prodm;t oil/ chemicaltanker identified with hull no H-1!083 under construction at SPP Shipbuilding Co. Ltd. 51,800 ONT class product oil/ chemicaltanker identified wiih hull no li·4Q84 under epnstruction at SPP Shipbuilding Co. Ltd. This Agremnent is not subject to the provisiO!lS of sub-clause 2Z(b)Q) ofthis Agreement. Continued This document is a computer generated SfiiPMAN 2009 form printedby authority of SIMCO. Any insertion or deletion to the form mustpe clearly visible. In the cvont of any modification made to the pre· printed text of this document which is not clearly visible,lhetexl'ofthe originalBIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the originalBIMCO approved document and this computer generated document.

Printed by BIMCO's *idea*

InterManager

Approved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

~~ANNEX "E" (FEE SCHEDULE)~~
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II SHIPMAN 2009 Standard ship management agreement 1. Definitions In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them: 2 3 "Affiliate" means any entity that directly or indirectly controls or is controlled by, or is under common control of any of Vitol SA Geneva, Vitol Inc., Vito! Asia, Vitol Bahrain, Vito! Netherlands, "control" being at least fifty one per cent. (51%) ownership. "Agreed Settlement Level" means a claim: (i) in excess of US0100,000; and (ii) where there is more than a 10% variation on the proposed settlement value against the claim value. The Agreed Settlement Level shall be reviewed and agreed on a quarterly bas.is. 4 "Associated Vessels" means the vessels listed in Annex D to this Agreement. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in London, New York, Singapore and Johannesburg. "Company" (with reference to the ISM Code and the !SPS Code) means the organization identified in or any replacement organization appointed by the Owners from time to time (see Sub-elauseGiaYses Q(e)(i) GF llim !illr wl'lisl=le•<er is applisabl&). ''Cre•N" meaRs tJ:ie perseARel ef tJ:ie AI:Jmeers, raAI{ amlHatieAality SJ3es!fled iA J.\RRex "Q" l:lerete. 5 6 7 "Crew IRsYraAses" meaRs1RsYraRGe ef llaai.litlas iA respe9t ef ere"' risks wJ:tisJ:t sl=tall ir:tsiYde e ;t Ret ee hmlted te deatl=l, J')ermaReRt disa!afRty, tlsltRess,1Fi)Yry,rapatriatieA, sJ:IipwreGI< ,JRerRj:lleymeAt 1FidemAil'f aRe less ef perseRal effeGts (see S ;e ela\;lse §(} (CI'eW IASI:JraAses} aRe Cla ; se 7 (IAsi:JraAse JlrraA€JemeAts} aAd Cla ; se 1Q (IAsi:JraAse Pelisies} <md Bexes 1Q aRd 11k "Crew ai:Jf3f3ert Casts" meaRs all exf}eAses ef a €J9Reral Ratlilre wJ:tisJ:t are Ret f}at=lle ; larly referaele te aRy lAdl"klYaf "9Ssel fer tJ:te time eeiR€J maRaged ey tJ:te MaAagers aml"'Risl'l are 1Rslilrred by tl=le MaAagei'S fer !J:te pYFp9S9 ef prev\dlFJ§ SR effieieRt aRe eGeRemis maf!af:JemeAt sef'w4se aAd, "4tJ:te ot f3F9jbleise te tJ:te Q9Rerality ef tl=le feref:JeiA§, sl=laii)Rslblae tJ:te sest ef srew stafldby pay, trafAiAg ssJ:temes fer eftlsers aRe ratiA€JS, aadet traiAlAg seJ:Iemes, slsk pay, st ; ay 13ay, resr ; itmeAt aAa iAtel'\tfews. 8 9 10 11 12 13 14 15 16 "Flag State" meanthe State whose flag the Vessel is flying. 17 "ISM Code" means the InternationalManagement Code for the Safe Operation ofShips and for Pollution Preveotion and any amendment thereto or substitution therefor. 18 19 "ISPS Code" means the International Code for the Security of Ships and Port Facilities and the relevant amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor. 20 21 "JV Hold Co" means Leopard Tankers Pte. Ltd. 22 "Managers;' means the party identified in · "Management Services" means the services specified in SECTION 2 - Services (Clauses 4 through I) as 23 24 25 indicated affirmatively in Boxes 6 through.!}, 10 and 11. and all other functions performed by the Managers under the terms of this Agreement. "Mansel Time Charter" means the time charter between Managers and the owner of the vessel with hull number H-4081. "Owners" means the party identified in · 26 "Pool Account" has the meaning given to it in the Pool Agreement being an account operated by the Managers in the name of the owners of the Vessel and the Associated Vessels. 27 1

PART II SHIPMAN 2009 Standard ship management agreement "Pool Accounts" means accounts prepared in relation to the Pooling Arrangements. "PooHng Arrangements" means the pooling arrangements pursuant to which the earnings of the Vessel and all of the Associated Vessels shall be pooled and averaged out equally across all ve.ssels with the Vessel and each Associated Vessel having equal weighting as further detailed in the pooling agreement attached at Schedule 1 (the "Pooling Agreement"). "Severance Costs" means the costs which are legally required to be paid to the Crew as a result of the early termination of any contracts for service on the Vessel. 28 29 30 31 "SMS'' means the Safety Management System (as defined by the ISM Code). "STCW 95" means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor. "Vessel" means the vessel er "essels details of which are set out in Annex "A" attached hereto. 32 "Vito! Group" means any of Vito! SA Geneva, Vito! Inc., Vito! Asia, Vitol Bahrain and Vitol Netherlands including any subsidiaries or Affiliates of the aforementioned entities. 2.Commencement and Appointment With effect from the date stated inBox 2 for the commencement of the Management Services and continuing 33 34 35 36 unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessel in respect of the Management Services. The Owners hereby ratify any acts undertaken by the Managers prior to the date stated in Box .2 to assist with the smooth takeover of the Vessel in connection with the Management Services to be performed under this Agreement and as advised to and agreed with the Owners prior to the date of this Agreenwnt. At commencement of this Agreement,the Managers {as charterers} shall pay thirty (30} days charter hire in advance.into the Pool Account. Owners shall not be required to make a contributioninto the PoolAccount at this time to fund the initial Working CapitalBudget (as.defined in the Pooling Agreement attached hereto}. 3. Authority of the Managers Subject to the terms and conditions herein provided, during tile period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time ill their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound ship management practice, including but hot limited to compliance with all relevant rules and regulations. 37 38 39 40 41 42 2

PART II
SHIPMAN 2009
Standard ship management agreement

SECTION 2 – Services

~~**4. Technical Management**~~

~~*(only applicable if agreed according to Box 6).*~~

~~The Managers shall provide technical management which includes, but is not limited to, the following services:~~

~~**(a)** ensuring that the Vessel complies with the requirements of the law of the Flag State;~~

~~**(b)** ensuring compliance with the ISM Code;~~

~~**(c)** ensuring compliance with the ISPS Code;~~

~~**(d)** providing competent personnel to supervise the maintenance and general efficiency of the Vessel;~~

~~**(e)** arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society, and with the law of the Flag State and of the places where the Vessel is required to trade;~~

~~**(f)** arranging the supply of necessary stores, spares and lubricating oil;~~

~~**(g)** appointing surveyors and technical consultants as the Managers may consider from time to time to be necessary;~~

~~**(h)** in accordance with the Owners' Instructions, supervising the sale and physical delivery of the Vessel under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the sale agreement or transfer of ownership of the Vessel;~~

~~**(i)** arranging for the supply of provisions unless provided by the Owners; and~~

~~**(j)** arranging for the sampling and testing of bunkers.~~

~~**5. Crew Management and Crew Insurances**~~

~~**(a)** *Crew Management*~~

~~*(only applicable if agreed according to Box 7)*~~

~~The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95. The provision of such crew management services includes, but is not limited to, the following services:~~

~~**(i)** selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll arrangements, pension arrangements, tax, social security contributions and other mandatory dues related to their employment payable in each Crew member's country of domicile;~~

~~**(ii)** ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification and certification of the Crew and employment regulations, such as Crew's tax and social insurance, are satisfied;~~

~~**(iii)** ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate Flag State requirements or such higher standard of medical examination as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and shall be maintained for the duration of the service on board the Vessel;~~

~~**(iv)** ensuring that the Crew shall have a common working language and a command of the English language of a sufficient standard to enable them to perform their duties safely;~~

~~**(v)** arranging transportation of the Crew, including repatriation;~~

~~**(vi)** training of the Crew;~~

3

PART II
SHIPMAN 2009
Standard ship management agreement

~~(vii) conducting union negotiations; and~~

~~(viii) If the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper familiarisation with their duties in relation to the Vessel's SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.~~

~~(ix) if the Managers are **not** the Company:~~

~~(1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties in relation to the ISM Code; and~~

~~(2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation of the SMS.~~

~~(x) Where Managers are **not** providing technical management services in accordance with Clause 4 (Technical Management):~~

~~(1) ensuring that no person connected to the provision and the performance of the crew management services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent not to be unreasonably withheld); and~~

~~(2) ensuring that in the event that the Owners' drug and alcohol policy requires measures to be taken prior to the Crew joining the Vessel, implementing such measures;~~

~~(b) Crew Insurances~~
~~*(only applicable if Sub-clause 5(a) applies **and** if agreed according to Box 10)*~~
~~The Managers shall throughout the period of this Agreement provide the following services:~~

~~(i) arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by the Owners and the Managers (see Box 10);~~

~~(ii) ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the insurances in Sub-clause 5(b)(i);~~

~~(iii) ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their due date;~~

~~(iv) if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under no liability in respect of premiums or calls arising in connection with such insurances.~~

~~(v) providing written evidence, to the reasonable satisfaction of the Owners, of the Managers' compliance with their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the insurances in Sub-clause 5(b)(i).~~

6. Commercial Management
(only applicable if agreed according to Box 8).
The Managers shall provide the following services for the Vessel in accordance with the Owners' instructions, which shall include but not be limited to:

(a) seeking and negotiating employment for the Vessel **subject to any limitations and/or restrictions set out in the Mansel Time Charter** and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;

(b) arranging for the provision of bunker fuels of the quality specified by the Owners as required for the Vessel's trade;

(c) voyage estimating and accounting **(including management accounts and Pool Accounts)** and calculation of hire, freights, demurrage and/or despatch monies

4

PART II SHIPMAN 2009 Standard ship management agreement due from or due to the charterers of the Vessel; asslstiRiR tt.le and collection of any sums due to the Owners related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and Expenses Paid on Behalf of Owners) including in-house claims management relating to.the trading and operations of the Vessel, or any of the Management Services relating to the commercial operation of the Vessel and the Management Services under this Agreement where such claims are not to be dealt with by the Owners or the technical managers of the Vessel, the settlement of such claims in excess of the Agreed Settlement Level shall be subject to the prior approval of the owners; If any of the services under Sub-clauses 6(a), §fQ)_ and §.{glare to be excluded from the Management Fee, remuneration 129 130 131 132 133 for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12fel. 134 (d) -issuing voyage instructions, monitoring of voyage performance, speed and use of weather rating services, if deemed necessary by the Managers; -appointing agents and negotiating tug-boat service contracts; {e) 135 136 (f) -appointing stevedores; af\G 137 {g) arranging surveys associated with the commercial operation of the Vessel; (h) arranging the scheduling of the Vessel according to the terms of the Vessel employment; maintaining such records, accounts, statements and supporting vouchers (if any) obtained in connection with the Management Services and making them available on an open.book basis upon reasonable notice, including, but not limited to, any of the foregoing which the Managers deem necessary or advisable in order to comply with any charter or other contract in effect with respect to the Vesselfrom.tlme to time;. (i) (j) Pooling Arrangements; (k) Web platform showing Vessel fixtures (current and historic) and a forward estimate of average time charter equivalent income for the Vessel; (l) Provided that funds are made available by the Owners the Managers shall pay for and on behalf of the Owners all expenses incurred in relation to the Commercial Management of the Vessel or associated expenses which may be incurred, other .expenses relating to the Vessels as advised by the Owners and shall pay from the Pool Account all autho.rised invoices in respect of the Vessel that are necessary for the proper and efficient performance of the Management Services under this Clau$e 6, subject to the terms of this Agreement. 138 139 140 141 142 7. IRsuraRGe "rraRgemeRts (fm!y app11sah!e 1fag:=eeri aeeel'fijRf} te · The MaRa§ers shall arr:aRe iRsl:lraRses iR assersaRse ••;ith Cla ; se 1Q (IFJsl:lraRse Pelisles), aA s1:1eh terms as the Ovmars shall t.lave 1Rstr : .eteEI er at)reeEI, in par:tis1:1lar tefjarEilRfl seRel4!QFJs,insures val1:1es, Eleeuetieles, fraRst.lises aRe limits ef liaellity. 5

PART II SHIPMAN 2009 Standard ship management agreement 143 144 145 146 8. Managers' Obligations (a) The Managers undertake to use their best endeavours to provide the Mc)nagemeht Services as agents for and on behalf of the Owners in accordance with sound commercial ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder. 147 148 149 150 151 152 Provided however, that in the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable. (b) Where the Ma agers are pFOvlalng teshnisal management servises il'l assereanse with Cla o se 4 (Teshnisal Management), they sJ:lallwes o re that the re{J o lremeAts ef the Flag State are satlsllee ane they sl'lall agree te be appolntee as tl:le Cempan ·. assumiAg the respeAs!Mllly fur the eperatlen ef the 'tessel ana taking ever the <Mies ane respens191ntles impesea ey the ISM Ceee ana the ISPS Cede, lf-applisaele. 153 154 155 156 9. Owners' Obligations (a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled to charge interest at the rate stated in Box 13. (b) 1111Aer:e tl:le MaRageFS are pre•4dlng tesl:lRisalmaRagement sewises in assereanGe "'itR Claus13 4 (Tesl:lnisal Management), the OwRers shall! 157 158 159 160 161 162 (i) repert (or wlolere tl:le OWRers are Rot tl:le regtsterea O'NRers ef tf:le Vessel pres o re tlolat tl=le .registeree ewners rei'JOrt) te tl:lo J:=lag State aElmlF!lstratioA the setaits ef tl=le Managers as the Cemflany as Fe{Juirea te semf)ly with the ISM aRd ISPS Cedes: 163 164 165 (ii) f)res o re that any effisers aAd ratiAgs sHpplied ay tl=lem er OR their eehalf semply ·Nitl=l ti:le req o irements of STClJIJ 95;.aRa 166 167 {iii) iAstrust swsh effisers aAa raiii'lgs te obey all reaseRaale ertleFS efti:leMaRagers (iA tl:leir sapasity as the Company) iA senRestien \;iltl=l tRe eperatien of tl'le Managers' safety maAagerneAt system; 168 169 170 171 (c) Where the Managers are not providing technicalmanagement services in accordance with Clause 4 (Technical Management), the Owners shall: (i) procure that the requirements of theFlag.State are satisfied and notify the Managers upon execution of this Agreement of the name and contact details of the organization that will be the Company by completing Box 5; 172 173 174 (ii)if the Company changes at any time during this Agreement, notify the Managers in a timely manner of the name and contact details of the new organization; 175 176 (iii) procure that the details of the Company, including any change thereof, ate reported to the Flag State administration as required to comply withlhe ISM and ISPS Codes. The Owners shall advise the Managers in a timely manner when the Flag State admini$tration has approved the Company; and 177 178 179 (iv) unless otherwise agreed, arrange for the supply of provisions at their own expense. 180 (d) IAJI:lere tl:le MaRagers are tJrevldl'ng srew maAagemeRt ser<ises il'l assereanse "'ith SIJG-clayse a(a) tl=ie Owners shallt 181 182 (i) 183 184 185 186 iAferm tfle MaAa§ers prier te ereering tRe Vessel te aAy eJEsl o Elea er aaaitienal premi1:1m area I:IRE!er any ef tl:le Ov<flers' IAsblranses B}' reaseR etv ar risJ(s aAElfer f)iraey or llke perils ane 13ay urJ:latever aaeitiona1 sests may J3repeFly be IAslolrrea ey ti:Je Managers as a sensequense ef sush eraers insl o alng, if nesessary, tl:le sests ef r:eplaslng any member ef tAe CreWrAA)' delays resulting frern Aegetlatkm 6

PART II SHIPMAN 2009 Standard ship management agreement witR er replasemeRt ef any member ef tt:le Grew as a resi:Jlt ef tt:le Vessell:lel'ng er:aerea te S\:IGR an area st:lalll:le fer the Ovmers' asse :Ant. She :Ia the "essellae vilthffi aR are;3 wAlsh eesemes aR exsl : aea er adaltlenal premil:lm area iRe abe te pr:evisionEHelatil'lg te sestanl'I.Eielay shall apply; 187 188 189 190 191 192 193 194 195 196 197 (ii) a§ree with tAe MaRa§eFS flFier te any shan§e ef flag ef the Vessel aRe J:l8Y Whatever aEialtlbnak:lests may preflerly be1n61Jrrea l:ly tt:le Mai'Jagers as a senseq : ense ef sl:lsh siJan§e. If a!;)reement saRRet l:le r.east:lea theA eltt:ler j3arty may terminate this 'l,!;)reemeint in asseraanse ·.vitA S :a sla : se 221e)ana (iii) flFevlEie, at Re sest te tt:le ltaRa!;)ers,1n asseraaJ'lse witl:i the req : irements ef tt:le law ef the Fla!;) State, or Rl§her stanEiar€1, as m : t o ally agrees, aaeq o ate Cre"' assemmeeatien amillvln§ stanaar9s. (e) Where the Managers are not the Company, the Owners shall ensure that Crew are properly ff.lmiliarised with their duties in accordance with the Vessel's SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing. 7

PART II SHIPMAN 2009 Standard ship management agreement 10. Insurance Policies The Owners shall procure, wl=letl=ler by fnstrYGtlR!iJ tl=le MaRagers YREier Clause 7 (IR6llranee /\rrangernents) Gf.{)theiWise,that throughout the period of this Agreement: 198 199 200 (a) at the Owners' expense, the Vessel is insured for not less than its sound market value or entered for its full gross tonnage, as the case may be for: 201 202 (i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities; 203 (ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and, except to the extent insured separately by the Managers in accordance wlth Sub-clause 5(b)(i), Crew Insurances; 204 205 206 207 208 209 210 NOTE: If the Managers are not providing crew management services under Subcclause 5fal (Crew Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause QfQJ1jJ, then such insurances must be included in the protection and indemnity risks cover for the Vessel (see Sub-clause 10(aJO/) above). (iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and 211 212 (iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD & D) (see Box 12) 213 214 Sub-clauses 10lal!i) through 10lalliv) all in accordance with the best practice of prudent owners of vessels 215 216 217 of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations ("the owners' lnsurances"): (b) all premiums and calls on the Owners'1nsurances are paid by their due date; 218 (c) the Owners' Insurances name the Managers and, subject to underwriters'' agreement, any thlrd party designated by the Managers as a joint assured, with full cover.It is ,understood that in some cases, such as protection and indemnity, the normalterms for such cover may impose on the Managers and any such third party a liability in respect of premiums or calls arising in connection with the Owners' Insurances. 219 220 221 222 If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners' Insurances. In any event, on tl:lrrnination of this A9reement in accordance with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the 223 224 225 226 227 228 229 Managers and any third party designated by the Managers as joint assured shall cease to be joint assured and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls that may arise in relation to the period of this Agreement; and (d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners' compliance with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners' Insurances. 230 231 232 11.Income Collected and Expenses Paid on Behalf of Owners (a) Except as provided in Sub..clause 11(c) all monies collected by the Managers under the terms of this Agreement (other than monies payable by the Owners to the Managers) and any interest thereon shall be held to the credit of the Owners in the Pool:Account a seflarate bani< aGG9biAt. 233 234 235 236 (b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 12(c)} may be debited against the Owners in the account referred to 237 238 239 under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand. (c) All monies collected by the Managers under Clause 6 (Commercial Management) shall be paid into the Pool 240 Account and distributed in accordance with the Pooling Arrangements detailed in Annex C.a 8

PART II
SHIPMAN 2009
Standard ship management agreement

~~bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.~~

12. Management Fee and Expenses

(a) The Owners shall pay to the Managers **the** ~~an annual m~~Management fee as stated in Box 14 for their services as Managers under this Agreement, which shall be payable **on the dates when any freight, hire, demurrage, damages for detention or miscellanous revenue (as the case may be) is received.** ~~in equal monthly instalments in advance, the first~~ **Owners hereby authorise the Managers to deduct the Management fee from revenue received in accordance with the Pooling Agreement.**
~~instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning of every calendar month.~~ The management fee shall be payable to the Managers' nominated account stated in Box 15.

~~**(b)** The management fee shall be subject to an annual review and the proposed fee shall be presented in the annual budget in accordance with Sub-clause 13(a).~~

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. ~~Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. Any days used by the Managers' personnel travelling to or from or attending on the Vessel or otherwise used in connection with the Management Services in excess of those agreed in the budget shall be charged at the daily rate stated in Box 16.~~

~~**(d)** If the Owners decide to layup the Vessel and such layup lasts for more than the number of months stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period until one month before the Vessel is again put into service shall be mutually agreed between the parties. If the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential costs of reduction and reinstatement of the Crew shall be for the Owners' account. If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the performance of the Management Services shall be credited to the Owners.

(f) In the event that the Managers charter out the Vessel to a company within the Vitol Group, then such charter may include address commission of 1.25% in favour of such entity. In such event, no third party brokers will be involved. For the avoidance of doubt any address commission payable hereunder is in addition to the Management fee.

13. Budgets and Management of Funds

~~**(a)** The Managers' initial budget is set out in Annex "C" hereto. Subsequent budgets shall be for twelve month periods and shall be prepared by the Managers and presented to the Owners not less than three months before the end of the budget year.~~

~~**(b)** The Owners shall state to the Managers in a timely manner, but in any event within one month of presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good faith and if they fail to agree on the annual budget, including the management fee, either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

~~**(c)** Following the agreement of the budget, the Managers shall prepare and present to the Owners their estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the Owners of the Managers' written request and shall be held to the credit of the Owners in a separate bank account.~~

(d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management

9

PART II SHIPMAN 2009 Standard ship management agreement Services in accordance with the relevant International Financial Reporting Standards or such other standard as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed. 282 283 284 285 286 287 288 289 290 The Managers shall make such accounts available for inspection and auditing by the Owners and/or their representatives in the Managers' offices or by electronic means, provided reasonable notice is given by the Owners. Managers operate a fully paperless office and documentation is held in electronic form only. (e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services. 10

PART II SHIPMAN 2009 Standard ship management agreement 14 TFading RestFiGtions If ll=te Mana§SfS.are J')revlalng erew management services in aoooroanG&-With S1:1e GlC)l:lse §fa) (CrevJ Management), the 0"'Aers and tl=te Managers will, prier te the semmet: sement ef tl=tis l'greement, agree efl any trading restnstl€ms te the vessel that may resl.llt frem tl:le terms ana Gef!altleRS ef tl:le Cre"''s emJ')Ieyment. 291 292 293 294 15. Replacement If tl:le Managers are J')re·4EIIng sre'N-FRaAagement ser•iees in aeeeraanse with SYe ela1.1se §fa) (Crew Management), tl:le Ovlflers may f8EJI.liFS tl:le Feplasement. at their ewn e)<pense, at the next Feasenaele lilf'l13Grtl:lrilty, ef any member ef tl:le Cre•N feYRd en reasena,ele greynds te ee l;lASiiilaele fer ser•1ee.If the Managers /:ia"e failed te fbllfil ti:Jeir ebligatiens in previding s o itable l:jYaUfied Crew "ift.l:l1n tl:le mean1ng ef S1.1b ela o se §fa) (Crew Management), then s o eh replasement shall ee at the Managers' e><pense. 295 296 297 298 299 300 16. Managers' Right to Sub-Contract The Managers shall not subcontract any of their obligations hereunder without the prior written consent of the Owners which shall not be unreasonably withheld.In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement. Managers are authorized by Owners to sub-contract post fixture services i.e. including but not limited to weather routing and GDAS. 301. 302 303 304 17.Responsibilities (a) Force Majeure Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of thelr obligations under this Agreement, provided they l'tave made all reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions: 305 306 307 308 309 310 (i) acts of God; 311 (il) any Government requisition, control, intervention, requirement or interference; 312 (iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, 313 314 sabotage or piracy, or the consequences thereof; (iv) riots, civil commotion, blockades or embargoes; 315 (v) epidemics; 316 (vi) earthquakes, landslides, floods or other extraordinary weather conditions; 317 (vii) strikes, lockouts or other industrial action, unless limited to the .employees (which shall not include the 318 319 Crew) of the party seeking to invoke force majeure; (viii) fire, accident, explosion except where caused by negligence of the party seeking to Invoke force majeure; a 320 3 322 (,ix) any other similar cause beyond the reasonable control of either party. (b) (i) 323 324 325 326 327 328 329 330 331 332 333 Liability to Owners Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or In connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where Joss, damage, delay or expense has resulted from the Managers' personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers' liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total US$100,000 in any twelve (12) month period ef..tefl (-W1 times the annYal management fee 11

PART II SHIPMAN 2009 Standard ship management agreement f)ayable l=tereunEier. 334 (ii}l-Ists er emJssieAs ef the Grew letwitl=tstaHc:liR€1 aHytRln§ tl=tat may af)f)ear te tl=te sentrar:y iR tl=tis I\€Jreement, tl:le 4aRa§ers sl=tall net be 'liable fGr aHy asts Qr emissi!OlfiS ef tl=te Grsw, eveR if susA asts ef-GR'llsslens are ne€Jil€JeRt, §ressly He§U€J.9Ht GP"ilful, exsef)t GRiy ta tt:le extent tl:Jat tRey are sRG"Ifl te l=tave resulteEI frem a failure b}• the 4anagers te c:lisshargo tl=teir ebligatieAs uR.Eier Clause a(a) (Grsw ManagemeHt), in wl=tlsJ:l sase tl=tEilr llal:llllly shall l:le limltec:l in asaerc:lanse witl:! tl=te terms ef this Gla1:1s.e 17 (ReSf)GRSibllltles). 335 336 337 338 339 340 (c) Indemnity Except to the extent and solely for the amount therein set out that the Managers would be •liable under Sub.cfause 17(b), the Owners hereby undertake to keep the Managers and their employees, 341 342 343 344 345 346 347 348 349 agents and sub·contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement. (d) "Himalaya" It is hereby expressly agreed that no employee or agent of the Managers (including every sub·contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 17 (Responsibilities), every exemption, limitation,condition and liberty herein contained and every 350 351 352 353 354 355 356 357 358 359 360 361 362 363 right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also .be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 17 (Responsibilities) the Managers are.or shall be deemed to be acting.as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub·contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement. 18. General Administration (a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or Claims or disputes involving third parties. 364 365 366 367 (b) The Managers shall handle and settle all claims and disputes arising outofthe Management Services hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners appropriately informed in a timely manner throughout the handling of such claims and disputes. The Owners' consent shall be required for the settlement of any claim or for any claim related expense where the claim or expense may exceed the Agreed Settlement level. 368 369 370 (4--The Owners may request the Managers to bring or defend other actions, suits or proceedings related to the Management Services, on terms to be agreed. 371 372 (d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlementof claims in relation to Sub-clauses 18(a) and 18fb) and disputes and 373 374 375 376 any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners instruct the Managers otherwise. In the event that external counsel or external technical expert advice is required and approved by the Owners in advanc(il, the Managers shall instruct external counsel and/or any experts and the fees of any such instruction(s) shall be paid for by the Owners. The Owners shall be kept informed and shall be consulted in relation to all such fues. tet-On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement either related to mandatory rules or regulations or other obligations applying to the Owners in respect of 377 378 379 12

PART II SHIPMAN 2009 Standard ship management agreement the Vessel (iAGII:It:IIR€1 91;-Jt netllmlte9 te STClllJ 9§, tl=le ISM Cet:Je aRt:! ISPS Ceae) to the extent permitted by relevant legislation. 380 381 On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make available, all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services. 382 383 384 #}-The Owners shall arrange for the provision of any necessary guarantee bond or other security. 385 {9)-.-Any third party costs and/or disbursements to third parties incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be reimbursed by the Owners. 386 387 19.Inspection of Vessel The Owners may at any time after giving reasonable notice to the Managers and having regard to the operational and trading schedule of the Vessel inspect the Vessel for any reason they consider necessary. 388 389 390 20.Compliance with Laws and Regulations The parties will not do or permit to .be done anything which might cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vesseltrades. 391 392 393 21. Duration of the Agreement (a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by 394 395 396 397 398 either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of the later of the number of months stated in Box 18 or a period of two (2) months from the date on which such notice is received, unless terminated earlier in accordance wlth Clause 22 (Termination). (b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place. 399 400 22. Termination (a) Owners' or Managers' default If either party fails to meet their obligations under this Agreement, the other party may give notice to the party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a reasonable time to the reasonable satisfaction of the other party, that party sh<ill be entitled to terminate this Agreement with immediate effect by giving notice to the party in defaUlt. 401 402 403 404 405 406 (b) Notwithstanding Sub-clause 22(aJ: 407 (i)The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the Owners if any monies payable by the Owners aReier lf:le ewfle.FS ef aRy assesi tee vessel, eetails ef "'Rich are listet:J iA 11RRex "D", shall not have be.en received in the Managers' nominated accountwithin ten days (10) of receipt by the Owners of the Managers' written request, or if the Vessel is repossessed by the Mortgagee(s). 408 409 410 411 412 (ii) If the GwReJ:s...Managers proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or ,jn an unlawful trade, or ort a voyage which in the reasonable opinion of the Managers Owners is unduly hazardous or improper, the Maf.1agers Owners may give notice of the default to the GwAeFsManagers, requiring them to remedy it as soon as practically possible. fA tl:le eveRt tf:lat tf:le OwAers fail ta remet:Jy it witi:liR a reaseRaale time te tl=le satisfastiaA af the Mal'la€Jers, tl=le MaAagers sl=lall 9e eAtitlet:l te teFff!)nate tl:le /'§reemeRt "'ltl:l ,lmmediate effect 9y Retlse, 413 414 415 416 417 418 (-iii) If eitJ:ler 13arty fails te meet-tl:leir respestive obllgatltms 1;-JAt:Jer SwlHJia ;Jse §fa) (Crew IRsYraRses) aRd Cla ;Jse 1g (IAsuraRse Policies), tl=le eti=Jer part·may Qi"e netioo-te-tt:te pal'ly ln eefa ;Jit r:e(jb!lriA§ tl=lem te remedy it ''i1tA1R ten (10) eays, fallli=lg wl:! tl=ler party may termiRate IRis 11.greemeRt viltl'llmmediate effect ay gl"IR€1 Aetise te tl=le party In t:JefaYit. 419 420 421 422 (c) Extraordinary Termination This Agreement shall be deemed to be terminated in the case of the sale of the Vessel, change of control of the Owners or, if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned 423 424 425 13

PART II SHIPMAN 2009 Standard ship management agreement or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter comes to an end. 426 427 (d) For the purpose of Sub-clause 22(c) hereot 428 (i) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be 429 430 the date on which the Vessel's owners cease to be the registered owners of the Vessel or the change of control in the Owners is effected; (ii) the Vessel shall be deemed to be lost either when it has become an actual totallos.s or agreement has been reached with the Vessel's underwriters in respect of its constructive total loss or if such agreement with the Vessel's underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred; and 431 432 433 434 (iii) the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the Vessel's underwriters, whichever occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d) 435 436 437 4 (e) In the event the parties fail to agree the annual budget in accordance with Sub clause 131b), ar ta a§ree 439 440 441 442 443 a shaA§e af fla€) iA assarsaAGe witl:l Sblb slablse 9f8)fii), or to agree to a reduction in the Mangement Fee in accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not less than one month's notice, the result of which will be the expiry of the Agreement at the end of the current budget period or on expiry of the notice period, whichever is the later. (f) This Agreement shall terminate forthwith 1n the event of an order being made or resolution passe d for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed, or lfit suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors. 444 445 446 447 (g) In the event of the termination of this Agreement for any reason other than default by the Managers the management fee payable to the Managers according to the provisions of Clause.12 (Management Fee and Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply. 448 449 450 451 (h) lA a88itleR, "JAere IRe MaRagers flFGVise Crew wr tl:le "essel iR assareaRGe v•itJ::l Clablse !l(a) (Crew 4aAagemeRt)i 452 453 (i) tl=le GwRers shall seAtiRYs ta J:)ay Crs"' SYJ:)J:lerl Casts SbiFiAg tl=le sai8 fblrther flsl'ias ef the !'lblmber of 454 455 maAtl:ls states lA Bex 19;aA8 (ii)the G"<Aers sf:JaU 13ay aA eEfblitable pref1erli9R ef aAy Se·•eraAse Costs wJ:liGR ma}' be iAsYrres, Ret exseesiA§ the amebiAt states iA Bex 29.The MaAa§ers sJ::lall blse their reaseflable eAsea' eblrs te FA1Rlmlse SbiGR SevemAGe Casts. 456 457 458 (i) On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all acco nts and all documents specifically relating to the Vessel and its operation. 459 460 461 (j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination. 462 463 23. SIMCO Dispute Resolution Clause (a) This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 464 465 466 467 468 The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMM) Terms current at the time when the arbitration proceedings are commenced. 469 470 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint 471 472 14

PART II SHIPMAN 2009 Standard ship management agreement its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appointlts own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. 473 474 475 476 477 478 479 Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. 480 481 In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. 482 483 484 (b) Tf:lis 11greemeRt sf:lall13e Q9\'8FA8G 13y aRd GSASlFt, ed la asserdaRGS witf:t Title 9 ef tt:Je IJAited States Cede aml tf:le Marrtlme La"' ef tf:le IJRited States aRd aay Elis wte arlsiAQ eut ef er lR seaaeGtleR •iil!f:l tf:lls JlgreemeRt sf:lall 13e referred te U'lree parseRs at Na"' Yerk, aRe te l:le appelflted 13y aast-l ef tf:le artles l:lerete, aRd tf:la tf:lird 13y tl=Je twa 68 GRSSSRI tf:leir des\SieR SF tf:lat ef aRy twa ef tf:lam sf:lalll3e fiRal, aRd fer tf:le t1Ff38686 ef eRfersiR§ aRy award, jwagmeRt may file eaterea eR aR aware by aRy GS!,!rt ef semfleteRt j : rlsalstleA;; The fJFsseeEllRgs sf:lalll3e seRElwsteEl iR asserEiaRse witf:l tf:le F!,!las ef tl:!e Sesiety ef Marmme J\reitraters, lAs. 485 486 487 488 489 490 lA eases wf:lere Raitf:ler tf:le slalm A8F aRy G81:1Rterslaim exseeds tf:le S!,!!fl ef .IJSQaQ,QQQ (ar Sl:lGR etf:ler sum as tf:le arties may agree) tf:la ar91tratieA sl:!alll3e G9fiSilGted iR asserEl AGS "'itf:l tl:!e StlgrteAeEll\rbltr:atleA RroseEl ; re gf tl:!e Sesiety ef Marltlme '\rlilllr:aters, lAs. s : rr-eRt at tf:le time y.4'JeR ttle arl3itratleA preseediRgs are GemffieRGed. 491 492 493 494 (G) Tf:lis 11greemeRt sf:lalll3e gevemea 13y aRa seastrlled .iR asserdaAswitt) tf:le laws ef ttle plase ml:ltl-Jally agree813y tf:le flarties aREI aAy Elispl:Jte afigiR€1 al:Jt ef er iR GSRBestieA w l:l tf:lls 11 greemeat sf:lall be referred te areitratieR at a mbltt ally agreed piasa, swl3jest te tf:le preses : res aflflllsal:lla tf:lere. (d) Notwithstanding Sub-clauses 23(a), 23(b) or 23{c) above, the parties may agree at any time to refer to 495 496 497 498 499 mediation any difference and/or dispute arising out of or in connectionwith this Agreement. (i) In the case of a dispute in respect of which arbitration has been commenced uhder Sub-clauses 23(a), 500 501 23(b) or23(c) above, the following shall apply: (ii) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation. 502 503 504 (iii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunalmay designate for that purpose. The mediation shall be conducted in such place and in accordance with suchprocedure and on such terms as the parties may agree or, in the event of disagreement; as may be set by the mediator. 505 506 507 508 509 510 (iv) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties. 511 512 513 (v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest. 514 515 (vi) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration. 516 517 518 (vii) Unless otherwise agreed or specified .in the mediation terms,each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses. 519 520 15

PART II SHIPMAN 2009 Standard ship management agreement (viii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Trib1,mat except to the extent that they are disclosable under the law and procedure governlng the arbitration. 521 522 523 524 (Note: The parties should be aware that the mediation process may not necessarily .interrupt time limits.) (e) If Box 21 ln Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply. Note: Sub-clauses 23(a). nf1ll. and 23fc) are alternatives; indicate alternative agreed in Box 21. Sub-clause 525 526 527 23fdl shall apply in all cases. 24. Notices (a) All notices given by either party or their agents to the other party or their agents in accordance with the provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to the contrary, be sent to the address for that other party as setout in Boxes 22 andor as appropriate or to such other address as the other party may designate in writing. 528 529 530 531 532 A notice may be sent by rogisteroa or resorae€1 mail, facsimile,Qr electronically er Elolivoroa ey t:lana in accordance with this Sub-clause 24(a). 533 534 (b) Any notice given under thls Agreement shall take effect on receipt by the other party and shall be deemed to have been received: 535 536 537 (i)if fl9SteEl, 9A tAO 69\'0RtR (7th) €lay after J39St1Rg: (ii) if sent by facsimile or electronically, on the day of transmission; aM 538 fiii) if Elelivero€1 ey RaREl, 9R the say ef eoli'leJ¥: 539 And in each case proof of posting, handing in or transmission shall be proof that notice has been given, unless proven to the contrary. 540 541 25. Entire Agreement This Agreement constitutes the entire agreementand all annexl,lres hereto between the parties and no oral or writ-ten promise, undertaking, representation, warranty or statement by either party prior to the date stated ir1Box 2 or the date of the ax;ecution of 542 543 544 this Agreement shall affect this Agreement. Any modification of this Agreement shall not .be.of any effect unless in writing signee! by or on behalf of the parties. 545 546 26. Third Party Rights Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya) , no third parties may enforce any term of this Agreement. 547 548 549 27. Partial Validity If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction,the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceabillty, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby. 550 551 552 553 554 555 556 28. Interpretation In this Agreement: 557 558 (a) Singular/Plural The singular includes the plural and vice versa as the context admits or requires. 559 560 (b) Headings The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect its construction or interpretation. 561 562 563 16

PART II SHIPMAN 2009 Standard ship management agreement "Day" means a calendar day unless expressly stated to the contrary. 565 Additional Clauses 29. In relation to the following matters (i) TIC in excess of twelve (12) months;and {ii) appointment of external counsel or technical experts where an instruction from the. Owners or a waiver by the Owners, or the approval, authority or consent of the Owners is required, any such instruction, waiver, approval,authority or consent shall not be given or be to any extent effective or binding on the Owners unless .expressly given in writing to the Managers by the Owners. If any matter is required to be accepted or satisfactory to the Owners, it will not be deemed to be accepted or to be satisfied with respect to such matter unless its acceptance or satisfaction is expressly confirmed in writing to the Managers by the Owners. 30. The Managers subject to its review and approval (not to be unreasonably withheld), shall from time to time enter into such usualdocuments with the Owners' financiers (including assignments and acknowledgements), as the Owners may reasonably request from time to time. 17

Schedule 6 : Form of Technical Management Agreement

Schedule 7 : List of Other Grindrod Vessels

Ship Name	Year of Build	DWT	IMO Number
Leopard	2010	47,350	9555307
Oliphant	2004	40,000	9286061
Inyala	2008	40,000	9381500
Rhino	2010	40,000	9444508
TBN #1
TBN#2
Torea (option for Grindrod to nominate this vessel prior to 1 December 2012)	2004	40,000

Schedule 8 : Novation Consideration Terms

To:                             Elandra Holdings Ltd.

TMF Place

Road Town

British Virgin Islands VG 1110

(the Original Buyer)

From:               Leopard Moon Shipping Pte. Ltd.

260 Orchard Road

The Heeren Centre #13-01

Singapore 238855

(the New Buyer)

Date:                        March 2012

Dear Sirs

We refer to the novation agreement entered into on or about the date hereof (the Novation Agreement) between (i) yourselves as Original Buyer, (ii) ourselves as New Buyer and (iii) SPP Shipbuilding Co., Ltd., a company organised and existing under the laws of the Republic of Korea, having its principal office at 1988,Chojeon-ri, Sanam-myeon, Sacheon-si, Gyeongsangnam-do, Korea, as builder in respect of a shipbuilding contract dated 8 July 2011 for the building and outfitting of one (1) 51,800 DWT class product oil/chemical tanker with hull number H-4081 (the Shipbuilding Contract) pursuant to which we, as New Buyer, shall assume the rights and obligations of the Original Buyer under the Shipbuilding Contract.

In consideration of your entry into the Novation Agreement, we hereby agree to pay to you on your first written demand the sum of US$8,847,500 plus interest accruing at a daily rate of US$1,212 per day with effect from (and including) 7 March 2012 until the date of payment of amounts due hereunder (in aggregate, the Novation Consideration). We agree that 50% of the Novation Consideration shall be deemed to have been paid to us upon receipt of the remaining amount of the Novation Consideration from the Owner in accordance with this letter.

Upon your receipt of the above payment, we request that you sign and deliver to us an acknowledgement of receipt of payment in the form attached at Appendix 1 hereto.

This letter shall be governed by and construed in accordance with English law. Any dispute arising out of or in connection with this letter, including but not limited to any question regarding its existence or validity, shall be referred to the exclusive jurisdiction of the English High Court of Justice.

We irrevocably appoint Grindrod Shipping (UK) Limited of 8th Floor, St Magnus House, 3 Lower Thames Street, London EC3R 6HA as our agent for service of process to receive on our behalf service of process in any proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by us).

Yours faithfully

For and on behalf of	For and on behalf of
Leopard Moon Shipping Pte. Ltd.	Leopard Moon Shipping Pte. Ltd.
Name:	Name:
Title: Director	Title: Director

APPENDIX 1

Form of acknowledgement of receipt of payment

We, Elandra Holdings Ltd., hereby acknowledge receipt of payment or deemed payment of the sum of US$[•] to us by Leopard Moon Shipping Pte. Ltd. as at the date of this acknowledgement.

For and on behalf of
Elandra Holdings Ltd.

Name:

Title:

Date:

2

Schedule 9 : Supervision Agreement

PLAN APPROVAL and SUPERVISION SERVICE
AGREEMENT

Dated

Between

(1) The “Customers”

(a) Leopard Moon Shipping Pte. Ltd.

(b) Leopard Star Shipping Pte. Ltd.

(c) Leopard Sea Shipping Pte. Ltd.

(d) Leopard Sun Shipping Pte. Ltd.

and

(2) Lima Shipping Ltd

in respect of

Four 52,000 DWT Product and Chemical Tanker with Hull No.

4081,4082,4083,4084

to be built by

SPP SHIPBUILDING CO., LTD

1

CONTENTS

1	DEFINITIONS AND INTERPRETATION	4
2	THE PERIOD OF PLAN APPROVAL AND SUPERVISION	5
3	CONSULTANT’S RESPONSIBILITIES	6
4	DUE DILIGENCE	8
5	REMUNERATION	8
6	COMMENCEMENT AND TERMINATION	8
7	CONFIDENTIALITY	9
8	GOVERNING LAW AND SETTLEMENT OF DISPUTES	9

2

PLAN APPROVAL AND SUPERVISION SERVICE AGREEMENT

Dated

BETWEEN:

(1)                                 LEOPARD MOON SHIPPING PTE. LTD. (“Customer A”), LEOPARD STAR SHIPPING PTE. LTD. (“Customer B”), LEOPARD SEA SHIPPING PTE. LTD. (“Customer C”) and LEOPARD SUN SHIPPING PTE. LTD. (“Customer D”), each a company incorporated and existing under the laws of Singapore whose registered office is at 260 Orchard Road, The Heeren #13-01, Singapore 238855 (together, the “Customers” and each a “Customer”); and

(2)                                 LIMA SHIPPING LTD a company incorporated and existing under the laws of Korea with its registered office at 6th Floor SPP Shipbuilding Co. Ltd., #671-6 Janggi-ri, Donghae-myeon, Gosung-gun, Gyeong Sang Nam - Do, Korea (the “Consultant”).

WHEREAS:

(A)                               Elandra entered into shipbuilding contracts with the Builder on 8 July 2011 for the construction and delivery of ten (10) MR Tanker vessels of the identical design, bearing Builder’s Hull No. 4081, 4082, 4083, 4084, 4085, 4086, 4087, 4088, 4089, 4090 to be constructed in accordance with the Technical specification and addendums to the Technical Specification agreed between Elandra and Builder (herein the “Specifications”) and otherwise upon the terms contained in shipbuilding contracts concluded between Elandra and the Builder.

(B)                               Elandra entered into an agreement dated 22 July 2011 with the Consultant for the supervision of the ten (10) newbuilding MR Tanker vessels (the “Elandra Supervision Agreement”).

(C)                               The Shipbuilding Contracts for the MR Tanker vessels bearing Builder’s Hull No. 4081, 4082, 4083 and 4084 (hereinafter called the “Vessels”) for construction and delivery between March 2013 and July 2013 will be novated to the Customers pursuant to the Novation Agreements.

(D)                               Pursuant to the Novation Agreements the Consultant has agreed that the Elandra Supervision Agreement will no longer apply to the supervision of the Vessels and the Consultant will enter into this Agreement with the Customers for the supervision of the Vessels.

(E)                                The Consultant has agreed that, subject to the terms and conditions of this agreement, the Consultant will provide Plan Approval and Supervision on behalf of the Customers for all aspects of the construction of the Vessels. The Services are further described in Clause 3 of this Agreement.

NOW IT IS HEREBY AGREED as follows:

In consideration of the mutual promises and obligations herein contained the Customers hereby appoint the Consultant and the Consultant hereby accepts such appointment and agrees on the terms hereof to exercise the rights and perform the duties more particularly described in paragraph 3.

3

1                                         DEFINITIONS AND INTERPRETATION

Builder means SPP Shipbuilding Co., Ltd., a company organised and existing under the laws of the Republic of Korea having its principal office at 1988, Chojeon-ri, Sanam-myeon, Sacheon-si, Gyeongsangnam-do, Korea;

Elandra means Elandra Holdings Ltd., a company incorporated in the British Virgin Islands, with its registered office at TMF Place, Road Town, British Virgin Islands UG1110;

Novation Agreements means, together, Novation Agreement A, Novation Agreement B, Novation Agreement C and Novation Agreement D and Novation Agreement means any of them;

Novation Agreement A means the novation agreement to be entered into between Elandra, the Builder and Customer A, in accordance with which Elandra will novate all of its rights and obligations under Shipbuilding Contract A to Customer A;

Novation Agreement B means the novation agreement to be entered into between Elandra, the Builder and Customer B, in accordance with which Elandra will novate all of its rights and obligations under Shipbuilding Contract B to Customer B;

Novation Agreement C means the novation agreement to be entered into between Elandra, the Builder and Customer C, in accordance with which Elandra will novate all of its rights and obligations under Shipbuilding Contract C to Customer C;

Novation Agreement D means the novation agreement to be entered into between Elandra, the Builder and Customer D, in accordance with which Elandra will novate all of its rights and obligations under Shipbuilding Contract D to Customer D;

Shipbuilding Contracts means, together, Shipbuilding Contract A, Shipbuilding Contract B, Shipbuilding Contract C and Shipbuilding Contract D and Shipbuilding Contract means any of them;

Shipbuilding Contract A means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement A and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Customer A pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel A;

Shipbuilding Contract B means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement B and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Customer B pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel B;

Shipbuilding Contract C means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement C and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Customer C pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel C;

4

Shipbuilding Contract D means the contract dated 8 July 2011 (as novated pursuant to the Novation Agreement D and as the same may be further supplemented, amended or novated from time to time) originally entered into between Elandra, as novated in favour of Customer D pursuant to the relevant Novation Agreement, and the Builder for the construction and purchase of Vessel D;

Vessels means together, Vessel A, Vessel B, Vessel C and Vessel D and each a Vessel;

Vessel A means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4081 to be delivered to Customer A;

Vessel B means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4082 to be delivered to Customer B;

Vessel C means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4083 to be delivered to Customer C;

Vessel D means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4084 to be delivered to Customer D.

2                                         THE PERIOD OF PLAN APPROVAL AND SUPERVISION

2.1                               The period of Plan Approval shall commence on 5 January 2012 and shall continue up to the commencement of the steel cutting of Vessel A; and

2.2                               The period of Supervision shall commence on the date of steel cutting of Vessel A which is estimated as 25 May 2012 and shall continue up to and including the date of delivery of the last Vessel to the relevant Customer or its nominee(s).

The estimated date of Vessel delivery schedule as follows:

Hull No.	Steel Cutting	Keel Laying	Launching	C. Delivery
H-4081	May 2012	November 2012	December 2012	March 2013
H-4082	July 2012	December 2012	February 2013	May 2013
H-4083	August 2012	January 2013	March 2013	June 2013
H-4084	September 2012	March 2013	April 2013	July 2013

2.3                               The Customers have the right to terminate this Agreement at any time with 8 (eight) weeks prior notice. In such case the Customers shall pay to the Consultant:

(a)                                 All consultant service fees for the Vessel which was carried out from the date of this Agreement up to the date of termination of this contract.

2.4                               The provisions of Clause 2.3 shall not apply if this Agreement is terminated by the Customers in accordance with the provisions of Clause 6 hereof, in which case the Customers shall be relieved from their obligations under Clause 2.3.

5

3                                         CONSULTANT’S RESPONSIBILITIES

The Consultant shall carry out the following services (“the Services”):

(a)                                 Deal with the maker list.

(i)                                     Once received all details of maker list from Builder and contact machinery makers and negotiate official owner’s benefit and try to get maximum benefit from selection of maker with cash or additional spare parts.

(b)                                 Form a “Plan Approval” that will:

(i)                                     carry out a complete review and approval of plans for the Vessels which review and approval shall include ensuring compliance with the requirements of the Shipbuilding Contracts, the Specifications, compliance with good building practices and standards and overall review of the project from an operational and maintenance perspective;

(ii)                                  review will be carried out and shall return one (1) copy of each plan to the Builder together with the approved signature and comments, if any, contained in a letter which shall be faxed in advance to the Builder, within fourteen (14) calendar days counted from the date of arrival at the Buyer’s office.

(iii)                               review will be carried out at the consultant’s offices and at the Site Office as applicable.

(c)                                  Appoint a “Dedicated Site Manager” that will:

(i)                                     manage, administer and coordinate the Consultant’s Plan Approval process for the Vessel;

(ii)                                  liaise with the Customers;

(iii)                               liaise with the Builder as agreed with the Customers; and

(iv)                              administer and coordinate the flow of drawings and comments for the Vessels with the Builder.

(d)                                 In the exercise and performance of all or any of its powers and duties as aforesaid the Consultant shall act in accordance with any instructions which may from time to time be communicated to it in writing by the Customers.

The “Supervision” service during construction of the vessels.

(i)                                     The Consultant shall be responsible for the performance of the Supervision in relation to the supervision of construction of the Vessels on behalf of the Customers in accordance with the Specifications agreed between the Customers and Builder. The Supervision at the yard is intended to protect the interest of the Customers and there should be no deviation from this concept.

(ii)                                  The Consultant shall be responsible for the selection of the appropriate professional supervision team (the “Supervision Team”) for all duration of the Supervision. It is expressly agreed

6

that the number of members of the Supervision Team must be reported to the relevant Customer every end month.

(iii)                               The Consultant shall be responsible to cover salary and all expenses include local taxes for all site members and site office operation and the Customers have not any responsibility,

(iv)                              The Consultant shall be responsible for ensuring that all the members of the Supervision Team perform their duties in relation to the Supervision strictly during the period of this Agreement.

(1)                       Block / erection inspections according shipyard production plan / about 112 blocks, 70 PE blocks per vessel.

(2)                       Paint inspection on block condition and PE condition

(3)                       Shop trials for all machinery - May travel away to the factories as necessary

(4)                       Piping inspections

(5)                       Sea trial inspection to be attended onboard trial by senior supervisor

(6)                       Deal with all the comments and delivery of vessel.

(v)                                 Any deviation from the approved specification, should be brought to the notice of the Builder for rectification, and reported to the Owners.

(vi)                              Progress of construction should be meticulously followed and a weekly report is to he sent to the owners, intimating them status of construction, together with result of any test or trials.

(vii)                           During the process of construction, any faults noted whatsoever, are to be brought to the notice of the builders for correction.

(viii)                        The Supervision Team must hold regular meetings with all Supervisory staff on a daily basis to discuss progress of construction, quality of construction, attitude of the yard etc. and report same to the Owners with suggestions for improvement.

(ix)                              Key supervisory staff e.g. Site Manager, Senior Machinery Inspector, Hull and Paint Inspectors are sort out any dispute with the builders that may arise during construction progress,

(x)                                 During the period of construction, may have to travel away from your location, to attend to Block Inspection, Machinery Shop trials etc. All expenditures relating to such travel will be responsible by the Consultants.

(xi)                              It will be the responsibility of the Consultants to send weekly reports to the Customers

(e)                                  Reporting

(i)                                     The Consultant shall provide the Customers with a weekly written report reflecting the status of work progress. The report

7

may be communicated to the Customers by e-mail. Where appropriate digital pictures shall be transmitted electronically to show points of note or problem areas.

(ii)                                  All communication to be given or delivered pursuant to or otherwise in relation to this Agreement shall be in English.

4                                         DUE DILIGENCE

The Consultant shall perform the Services herein mentioned efficiently and faithfully and shall at all times act in good faith with the due diligence of a prudent technical consultant.

The Customers acknowledge and undertake that they shall act in good faith and assist the Consultant in performing the Services.

5                                         REMUNERATION

It is hereby agreed that any amounts paid under the Elandra Supervision Agreement relating to the Vessels will be deemed to have been paid under this Agreement.

The Customers will pay to the Consultant fees as follows:

(a)                                 For the Services a single fee of USD 250.000 per Vessel (the “Fee”),

The Fee shall include the Consultant’s costs including the Plan Approval prior to commencing construction and Supervision service during construction of vessels.

The Fee to be invoiced as follows:

(i)                                     1st - 10% of total contract amount on kick off meeting at shipyard.

(ii)                                  Afterward each -10% of total contract amount on follows vessel event schedule 2nd, 3rd, 4th, 5th on steel cutting of H-4081, 4082, 4083, 4084 and 6th, 7th, 8th, on delivery of H-4081, 4082, 4083 and 9th, 10th on delivery of H-4084.

and paid to the Consultant nominated bank within 10 calendar days of receipt by the applicable Customer of the Consultant’s invoice.

6                                         COMMENCEMENT AND TERMINATION

(a)                                 This Agreement and the appointment of the Consultant shall commence upon signing this Agreement.

(b)                                 This Agreement shall terminate (without prejudice to the accrued rights of each of the parties hereto), upon earliest of:

(i)                                     cancellation of the Shipbuilding Contracts; in which case the Consultant shall be entitled to payment for Services performed pursuant to this Agreement up to the date of notification of the cancellation of the Shipbuilding Contracts; or

(ii)                                  termination by the Customers, without notice or payment in lieu of notice, if the Consultant is guilty of any gross default or misconduct in connection with or affecting the business of the Customers or in the event of any serious or repeated breach or

8

non-observance by the Consultant of any of the stipulations contained in this Agreement.

7                                         CONFIDENTIALITY

The Consultant is aware that in the course of the Supervision under this Contract it will have an access to and be entrusted with information in respect of the business of each of the Customers and/or the owners of the Vessels and their dealings, transactions and affairs, all of which information is or may be confidential, and the Consultant shall not (except in the proper course of duties), during or after the period of his Supervision under this Contract, divulge to any person whatever or otherwise make use of and shall use his best endeavours to prevent the publication or disclosure of any trade secrets or secret manufacturing process or any confidential information concerning the business of each of the Customers and/or the owners of the Vessels or any of their dealings, transactions or affairs. All notes and memoranda of any such confidential information concerning the business of each of the Customers and/or the owners of the Vessels which shall be acquired, received or made by the Site Manager during the course of his Supervision shall be the property of the Customers and shall be surrendered by the Site Manager to the duly authorized person of the Customers at the termination of his Supervision or at the request of the Customers at any time during the course of his Supervision.

8                                         GOVERNING LAW AND SETTLEMENT OF DISPUTES

(a)                       This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

(b)                       Any controversy arising out or relating to the performance or interpretation of this Agreement or the work performed under this Agreement is subject to arbitration and shall be finally settled by arbitration in accordance with the London Marine Arbitration Association LMAA.

9                                         NOTICES

9.1                               Any notice or other communication to be given under this Agreement shall be in writing in the English language and shall be delivered by hand or sent by pre-paid first class post, fax and/or email to the parties in accordance with the below details:

(a)                       For the Customers:

(i)                                     Vitol c/o

Vitol Shipping Singapore Pte. Ltd

c/o Vitol Services Ltd

Belgrave House

76 Buckingham Palace Road

London

SW1W 9TQ

FAO: Time Charter Operations

9

Email: xtcops@vitol.com

(ii)                                  Grindrod

c/o Grindrod Shipping Pte. Ltd.

200 Cantonment Road

#03-01, Southpoint

Singapore 089763

Fax: +65 (6323) 0046

FAO: Hugh Scheffer / Hilton Stroebel

(b)                       For the Consultant:

Lima Shipping Pte. Ltd.

6th Floor SPP Shipbuilding Co. Ltd.

#671-6 Janggi-ri, Donghae-myeon, Gosung-gun,

Gyeong Sang Nam — Do, Korea

Fax: +82-303-3448-1063

Email: minsuseo@gmail.com, Lshippingltd@gmail.com

FAO: Minsu Seo

10

IN WITNESS WHEREOF the parties have hereunto set their respective hands on Seals on the day first above written.

THE PARTIES

Signed by	)
)
duly authorised for and on behalf of	)
Leopard Moon Shipping Pte. Ltd.	)
sign here:
		DIRECTOR A	DIRECTOR B

print name:
Signed by	)
)
duly authorised for and on behalf of	)
Leopard Star Shipping Pte. Ltd.	)
sign here:
		DIRECTOR A	DIRECTOR B

print name:
Signed by	)
)
duly authorised for and on behalf of	)
Leopard Sea Shipping Pte. Ltd.	)
sign here:
		DIRECTOR A	DIRECTOR B

print name:
Signed by	)
)
duly authorised for and on behalf of	)
Leopard Sun Shipping Pte. Ltd.	)
sign here:
		DIRECTOR A	DIRECTOR B

print name:

11

Signed by	)
)
duly authorised for and on behalf of	)
Lima Shipping Ltd	)
sign here:

print name:

12

Schedule 10 : Pooling Agreement

Leopard Moon Shipping Pte. Ltd.

and

Leopard Star Shipping Pte. Ltd.

and

Leopard Sea Shipping Pte. Ltd.

and

Leopard Sun Shipping Pte. Ltd.

as Owners

and

Mansel Ltd as Managers

Pooling Agreement

THIS AGREEMENT is made on                              2012 between:

(1)                                 Owners being together: Leopard Moon Shipping Pte. Ltd., Leopard Star Shipping Pte. Ltd., Leopard Sea Shipping Pte. Ltd.; and Leopard Sun Shipping Pte. Ltd., each a company incorporated in Singapore with its registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855 and individually an “Owner”; and

(2)                                 Mansel Ltd., a corporation incorporated in Bermuda with its registered office at Clarendon House, Church Street West, Hamilton, Bermuda (the Managers)

Whereas

(A)                               The Owners have each entered into a contract with SPP Shipbuilding Co., Ltd. (the Builder) for delivery of a Vessel as set out below. On delivery from the Builder the Vessels will be commercially managed by the Managers in accordance with each of the commercial management agreements which the Owners have each entered into with the Managers (the Commercial Management Agreements).

(B)                               Under each of the Commercial Management Agreements the Owners have agreed that all earnings of the Vessel and all revenues received in relation to any of the Commercial Management Agreements shall be pooled and distributed in accordance with this Agreement.

It is agreed as follows:

1                                         Definitions and interpretation

Business Days means a day (other than a Saturday or Sunday) on which banks are open for business in London, New York, Singapore and Johannesburg;

Management Fee shall have the same meaning given to it in the Commercial Management Agreements;

Management Services shall have the same meaning given to it in the Commercial Management Agreements;

Technical Management Agreements means each of the technical management agreements which each Owner has entered into with Grindrod Shipping (South Africa) Pty. Limited for the technical management of the applicable Vessel;

Two Mansel Time Charters means the two time charters to be entered into by the Managers (as charterers) with the respective Owners for the charter of two of the Vessels.

Vitol Group shall have the same meaning given to it in the Commercial Management Agreements;

Vessel A means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4081 to be delivered to Owner A;

Vessel B means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4082 to be delivered to Owner B;

2

Vessel C means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4083 to be delivered to Owner C;

Vessel D means the 51,800 DWT class product oil / chemical tanker identified as Builder’s hull no. H-4084 to be delivered to Owner D;

Vessels means together, Vessel A, Vessel B, Vessel C and Vessel D and each a Vessel;

2                                         Pool Account

2.1                               On delivery of a Vessel to the Owner (except for any Owner of a Chartered Vessel) and commencement of the Management Services the respective Owner shall pay into the Pool Account sufficient funds so as to enable the Managers to perform the Management Services for that Vessel. For this purpose the Managers shall give a budget (the “Working Capital Budget”) to the Owners at least thirty (30) days prior to delivery of the respective Vessel.

2.2                               The Owners and the Managers shall ensure all earnings of each of the Vessels including any amounts paid under Clause 7.1 and any amounts paid under Clause 5.4 and Clause 7.2 by the Managers (as charterers) (the “Gross Earnings”) are paid to a designated account in the name of the Managers (the “Pool Account”).

2.3                               The Managers shall retain a float of US$250,000 for each of the Vessels in the Pool Account (the “Working Capital Float”).

2.4                               To the extent the Working Capital Float is not maintained in any month, the relevant Owners shall pay into the Pool Account so as to put the Managers in funds to maintain the Working Capital Float for that Vessel within three (3) Business days of a written request from the Managers.

3                                         Payments

3.1                               From the Pool Account the Managers shall be entitled to pay:-

(a)                                 its Management Fee on Gross Earnings received;

(b)                                 to pay any voyage-related expenses e.g. bunker costs, port expenses, canal expenses, wharfage, voyage related COFR expenses, costs of agents, additional war risk premium, etc;

(c)                                  all commissions or brokerage payable to third parties and/or to any company within the Vitol Group in accordance with Part II, Clause 12(f) of the Commercial Management Agreements in respect of fixtures, charter parties and contracts of affreightment concluded as part of the Management Services;

(d)                                 all fees, costs and expenses whatsoever incurred by the Managers in connection with the provision of the Management Services, including but not limited to fees and expenses of independent consultants, professional advisors and representatives, supercargo, port captains, surveyors, superintendents or other specialists, whom the Managers may deem desirable to be employed from time to time in connection with the commercial operation of the Vessels;

(e)                                  any charterer’s liability insurance, kidnap and ransom or such other insurance as the Managers may consider to be appropriate;

3

(f)                                   any amounts due under the loan facilities relating to the Vessels as advised by the Owners;

(g)                                  any amounts due under the Technical Management Agreements relating to the Vessels as advised by the relevant Owners; and

(h)                                 Managers’ Profit Share on a quarterly basis,

(items (a) through (e) above collectively the “Pool Expenses”).

4                                         Pooling Calculations

4.1                               The difference between the Gross Earnings and the Pool Expenses shall be the “Net Pool Earnings”, which shall be pooled and averaged out equally across all Vessels. For this purpose each Vessel shall have equal weighting and each Vessel’s share of the Net Pool Earnings (following any deductions or adjustments of any amounts under Clause 6.1(b)) shall be the “Vessel Earning Share”.

5                                         The Chartered Vessels

5.1                               Vessel A and Vessel C will be time-chartered to the Managers (collectively the “Chartered Vessels” or singly the “Chartered Vessel”) pursuant to the terms of the Two Mansel Time Charters.

5.2                               On delivery of a Chartered Vessel the Managers (as charterers) shall pay 30 days charter hire in advance into the Pool Account. No contribution from the respective Owners shall be required to be made to the initial Working Capital Budget.

5.3                               In respect of each of the Chartered Vessels, 50% of its Vessel Earning Share in excess of US$15,000 per day shall be paid to the Managers (as charterers) as a profit share (the “Managers’ Profit Share”) in accordance with Clause 3.

5.4                               In the event that the deemed Vessel Earning Share in respect of a Chartered Vessel equates to less than USD15,000 per day at the end of any month, the Managers (as charterers) shall pay into the Pool Account such amount as is required to return the Vessel Earning Share of such Chartered Vessel to the equivalent of USD15,000 per day for that month.

6                                         Distribution of Earnings

6.1                               Managers shall deduct from the Net Pool Earnings the following amounts prior to distribution to the Owners:

(a)                                 any amounts paid in terms of Clause 3 in respect of:

(i)                                     any amounts due under the loan facilities relating to the Vessels as advised by the Owners;

(ii)                                  any amounts due under the Technical Management Agreements relating to the Vessels as advised by the Owners;

(iii)                               the Managers’ Profit Share in respect of the Chartered Vessels;

(b)                                 on a quarterly basis (if required) to maintain the Working Capital Float:

4

(i)                                     the results of any voyages in progress or completed but for which results are still outstanding;

(ii)                                  any earnings accrued but not received, or expenditure due but not paid;

(iii)                               apportionment of prepaid expenditure or expenditure payable after the quarterly accounting period;

(iv)                              any retentions required to cover claims in progress;

(v)                                 provision for any outstanding or contingent liability or obligation that would be considered (if accrued) a Pool Expense; and

Further, to the extent that the Working Capital Float is not maintained on any quarterly date following any deductions made in accordance with this Clause 6.1 such further amounts shall be deducted as required from the Net Pool Earnings to maintain the Working Capital Float.

The Managers shall following any deductions from the Net Pool Earnings as set out above pay into a designated bank account of each of the Owners of the Vessels, on a quarterly basis in arrears within twenty-one (21) days of the last day of the respective quarter in respect of each Vessel, such Owners’ Vessel Earning Share.

7                                         Accounting

7.1                               On an annual basis the Managers shall make any necessary adjustments to:

7.1.1                     each respective Vessel Earning Share to take into account: (a) the annual reconciliation of the financial results of the commercial operations of the Vessels being the Vessels on-hire days during the relevant financial year; and (b) the quarterly payments in accordance with Clause 6.1 above; and

7.1.2                     The Manager’s Profit Share to take into account the annual reconciliation of the financial results of the commercial operations of the Vessels being the Vessels on-hire days during the relevant financial year.

7.2                               Should the Vessel Earning Share in respect of a Chartered Vessel equate to less than USD15,000 per day, the Managers (as charterers) shall pay into the Pool Account such amount as is required to return the Vessel Earning Share of such Chartered Vessel to the equivalent of USD15,000 following the annual reconciliation of the financial results of the commercial operations of such Chartered Vessel being the Chartered Vessel on-hire days during the relevant financial year.

7.3                               For the purpose of the annual accounting and reconciling in accordance with Clause 7.1 and Clause 7.2 above the Managers shall only take account of voyages completed during the financial year. The calculation of the per day Vessel Earning Share excludes any off-hire days which may have occurred during such annual period in respect of each Vessel.

7.4                               Any surplus resulting from the reconciliation in accordance with Clause 7.1 and Clause 7.2 above shall be paid out to the respective Owners within 30 days of the financial year end.

5

7.5                               Any deficit resulting from the reconciliation in accordance with Clause 7.1 and Clause 7.2 above shall reduce the next quarterly advance payment payable in accordance with Clause 6.1 above.

7.5.1                     The Managers may, in their sole discretion (reasonably exercised) decide to increase of decrease the quantum of the Working Capital Float as may be required to enable the Managers to perform the Management Services; but

7.5.2                     In no event shall the quantum of the Working Capital Float exceed US$500,000 per each Vessel, unless agreed otherwise in writing by the relevant Owner.

8                                         Other Income or Expense

8.1                               Any of the following items of income or expenditure shall be added to (or reduce as applicable) the Net Pool Earnings:

(a)                                 interest earned on surplus funds in the Pool Account;

(b)                                 foreign exchange gains or losses arising out of commercial operation of the Vessels;

(c)                                  any damages or other amounts received in settlement of any claims relating to performance of any contracts of employment by Vessels;

(d)                                 any voyage expenses related rebates or commissions.

The Management Fee shall be chargeable on such income earned on (c) and (d) above which items shall be included in Net Pool Earnings for purpose of the annual reconciliation per Clause 7.1. No Management Fee shall be chargeable on (a) and (b) above which items are excluded from Net Pool Earnings for purpose of the annual reconciliation per Clause 7.1 and Clause 7.2 above.

9                                         Accounting and Reporting

9.1                               The Managers shall keep such records and accounts as shall be necessary for the proper commercial operation of the Vessels, including such accounts as shall be necessary for the calculation of quarterly distributions in accordance with Clause 6.1 and Clause 7.1 and Clause 7.2 above.

9.2                               The Managers shall maintain systems of internal financial controls to provide reasonable assurance that transactions are properly executed in accordance with responsible financial management, and sufficient to meet the requirements of an independent audit performed in accordance with International Auditing Standards.

9.3                               The Managers shall prepare quarterly accounts (the “Pool Accounts”) showing the financial results for all the Vessels on a consolidated and individual basis, including:

(a)                                 Net Revenue and total distributions made to the Owners;

(b)                                 The Managers’ estimate of year to date and rest of years earnings, which shall also be given on a monthly basis;

(c)                                  Time Charter equivalent income for all voyages and charters performed by each Vessel;

(d)                                 The balance of the Pool Account;

6

(e)                                  Income Statement, Balance Sheet and a Cash flow reconciliation on a consolidated basis for all the Vessels;

(f)                                   Outstanding freight or demurrage due in respect of contracts performed by Vessels;

(g)                                  Off hire days for each Vessel monthly and year to date.

10                                  Third Party Rights

A person or entity which is not a party to this Agreement may not enforce or otherwise have the benefit of any provision of this Agreement under the Contract (Rights of Third Parties) Act 1999.

11                                  Severability

If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Agreement.

12                                  Entire Agreement

This Agreement and the Commercial Management Agreements (together with all agreements and documents executed contemporaneously with it or referred to in them) constitutes a restatement of the entire agreement between the Parties in relation to its subject matter, and supersedes all prior agreements and understandings, whether oral or written, with respect to such subject matter.

13                                  Law, jurisdiction and general provisions

13.1                        This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

13.2                        The parties hereby submit to the exclusive jurisdiction of the English Courts in all matters relating to this Agreement.

13.3                        This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

7

EXECUTION PAGE

Signed by	)
)
duly authorised for and on behalf of	)
Leopard Moon Shipping Pte. Ltd.	)

sign here:
DIRECTOR A DIRECTOR B

print name:

Signed by	)
)
duly authorised for and on behalf of	)
Leopard Star Shipping Pte. Ltd.	)

sign here:
DIRECTOR A DIRECTOR B

print name:

Signed by	)
)
duly authorised for and on behalf of	)
Leopard Sea Shipping Pte. Ltd.	)

sign here:
DIRECTOR A DIRECTOR B

print name:

Signed by	)
)
duly authorised for and on behalf of	)
Leopard Sun Shipping Pte. Ltd.	)

sign here:
DIRECTOR A DIRECTOR B

print name:

8

Signed by	)
)
duly authorised for and on behalf of	)
Mansel Ltd.	)

sign here:

print name:

9

Schedule 11 : Agency Letter

From:             Elandra Holdings Ltd.

TMF Place

Road Town

British Virgin Islands

To:                             Grindrod Shipping Pte. Ltd.

             200 Cantonment Road

Singapore 089763

Vitol Shipping Singapore Pte. Ltd.

260 Orchard Road

The Heeren #13-01

Singapore 238855

Date:                 March 2012

Dear Sirs

Funds Received

1                                         We refer to the shareholders’ agreement dated                March 2012 between Vital Shipping Singapore Pte. Ltd. and Grindrod Shipping Pte. Ltd. in respect of Leopard Tankers Pte. Ltd. (the Shareholders’ Agreement). Terms used in this letter but not defined herein shall have the meaning given to such terms in the Shareholders’ Agreement.

2                                         We confirm that we have received the Novation Consideration in accordance with each Novation Side Letter.

3                                         Following the date of Completion and (a) pending signature of the Novation Agreements and the re-issuance of the Refund Guarantees in favour of the Owners in accordance with the Novation Agreements and otherwise pending the occurrence of the Effective Date under each Novation Agreement and (b) for the avoidance of doubt, in the event of any cancellation or termination of a Shipbuilding Contract prior to the occurrence of the Effective. Date under the relevant Novation Agreement, we agree that we shall hold the benefit of each Shipbuilding Contract and Refund Guarantee for and on behalf of each relevant Owner and that we shall act as agent on behalf of each Owner under the relevant Shipbuilding Contract and Refund Guarantee until Delivery of the relevant Vessel and transfer of ownership of each Vessel to the relevant Owner at Delivery and otherwise under and in connection with the relevant Shipbuilding Contract and Refund Guarantee, and, if necessary following Delivery for any warranty claims, and act on instructions of each Owner in respect of any and all matters relating to the relevant Shipbuilding Contract and Refund Guarantee.

4                                         By your countersignature below, you agree that you shall fund us in advance upon our written request in respect of all amounts due under the Shipbuilding Contracts whether through Pre-Delivery Contributions and/or Approved Finance for the duration of any arrangements contemplated by paragraph 3 above in relation to each Shipbuilding Contract. In no circumstances shall we be required to commit our own funds to meet amounts due and payable under the Shipbuilding Contracts

1

5                                         Our obligations under paragraph 3 above in relation to each Shipbuilding Contract and Refund Guarantee shall cease upon the occurrence of the Effective Date under the relevant Novation Agreement.

6                                         This letter shall be governed by and construed in accordance with English law.

Yours faithfully

For and on behalf of
Elandra Holdings Ltd.

We hereby agree and acknowledge the terms of this letter. It is further agreed that If the circumstances referred to in paragraph 3 of this letter apply and the Novation Agreements are not signed and/or the Refund Guarantees are not re-issued in favour of the Owners and such that the Effective Date under each of the Novation Agreements has not occurred by 31 May 2012, we shall negotiate in good faith to amend the Shareholders’ Agreement and any other documents considered reasonably necessary to record our agreement in such circumstances.

Agreed and Acknowledged

For and on behalf of
Grindrod Shipping Pte. Ltd.

Agreed and Acknowledged

For and on behalf of
Vitol Shipping Singapore Pte. Ltd.

2

Execution page

IN WITNESS whereof the Parties have duly executed this Agreement as a deed as of the day and year first above written.

Signed and delivered as a Deed by	)
Vitol Shipping Singapore Pte. Ltd.	)
acting by:	)

/s/ Christopher James Kernon
Christopher James Kernon
In the presence of:

Witness signature:		/s/ Amanda Gara

Witness name:		Amanda Gara

Witness address:		Clyde & Co LLP
The St Botolph Building
138 Houndsditch
London
EC3A 7AR

Witness occupation:		Trainee Solicitor

Signed and delivered as a Deed by	)
Grindrod Shipping Pte. Ltd.	)
acting by:	)

/s/ Martin Richard Wade
In the presence of:		Martin Richard Wade

Witness signature:		/s/ Gerald Christopher Kingsley-Wilkins

Witness name:		Gerald Christopher Kingsley-Wilkins

Witness address:		Grindrod Shipping Pte Ltd
200 Cantonment Road
#03-01 Southpoint
Singapore 089763
Tel: (65) 6323 0048 Fax: (65) 6323 0046

Witness occupation:		Chief Financial Officer

Signed and delivered as a Deed by	)
Leopard Tankers Pte. Ltd.	)
acting by:	)
/s/ Christopher James Kernon
Christopher James Kernon
In the presence of:

Witness signature:		/s/ Amanda Gara

Witness name:		Amanda Gara

Witness address:		Clyde & Co LLP
The St Botolph Building
138 Houndsditch
London
EC3A 7AR

Witness occupation:		Trainee Solicitor

/s/ Martin Richard Wade
In the presence of:		Martin Richard Wade

Witness signature:		/s/ Gerald Christopher Kingsley-Wilkins

Witness name:		Gerald Christopher Kingsley-Wilkins

Witness address:		Grindrod Shipping Pte Ltd
200 Cantonment Road
#03-01 Southpoint
Singapore 089763
Tel: (65) 6323 0048 Fax: (65) 6323 0046
Witness occupation:		Chief Financial Officer